As filed with the Securities and Exchange Commission on August 24, 2010 Registration No. 333-118993

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               Amendment No. 3
                                 FORM S-1 /A
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                      GENESIS ELECTRONICS GROUP, INC.
         (Exact name of registrant as specified in its charter)

            Nevada                         7389                          41-2137356
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)    Classification Code Number)      Identification No.)










                   5555 Hollywood Blvd, Suite 303
                         Hollywood, FL 33021
                           (954) 272-1200
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          IncSmart.biz,Inc.
                          4421 Edward Avenue
                         Las Vegas, NV  89108
                              702-403-8432
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer [ ]               Accelerated filer         [ ]
Non-accelerated filer   [ ]               Smaller reporting company [x]































The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                      SUBJECT TO COMPLETION
                            DATED AUGUST 24, 2010

                                PROSPECTUS
                       GENESIS ELECTRONICS GROUP, INC.
                      33,282,272 Shares of Common Stock

This prospectus (the "Prospectus") relates to the resale of 33,282,272 shares of our common stock, par value of $0.001, by certain individuals and entities who beneficially own shares of our common stock. We are not selling any shares of our common stock in this offering and therefore we will not receive any proceeds from this offering. However, the Company will receive proceeds from the sale of our common stock under the Securities Purchase Agreement which was entered into between the Company and Tangiers Investors, LP, ("Tangiers"), the selling stockholder. We agreed to allow Tangiers to retain 15% of the proceeds raised under the Securities Purchase Agreement, which is more fully described below.

The shares of our common stock are currently traded on the Over-the-Counter-Bulletin Board. Our stock will be offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering. The stock prices may be different than prevailing market prices or at privately negotiated prices. June 9, 2010, the last reported sale price of our common stock was $0.11 per share. Our common stock is quoted on the Over-the-Counter-Bulletin Board under the symbol "GEGI." The market price of our stock will fluctuate based on the demand for the shares of our common stock.

On May 10, 2010, we entered into a Securities Purchase Agreement with Tangiers. Pursuant to the Securities Purchase Agreement the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay us 85% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers' obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 24 months after the date that the Securities and Exchange Commission declares the Company's registration statement effective or the Company receives advances from Tangiers equal to the $5,000,000. Pursuant to the Securities Purchase Agreement, Tangiers received 3,000,000 shares of our common stock as a one-time commitment fee.

With the exception of Tangiers, who is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of our common stock by the selling stockholders will be placed in escrow, trust or any similar account.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

               The date of this Prospectus is August 16, 2010

                           TABLE OF CONTENTS

General                                                           6
Prospectus Summary                                                6
Risk Factors                                                      9
Forward Looking Statements                                       18
The Offering                                                     18
Use of Proceeds                                                  20
Determination of Offering Price                                  21
Dilution                                                         21
Selling Shareholders                                             21
Plan of Distribution                                             23
Legal Proceedings                                                26
Directors, Executive Officers, Promoters and Control Persons 26 Security Ownership of Certain Beneficial Owners
  and Management                                                 31
Description of Securities to be Registered                       32
Disclosure of SEC Position on Indemnification
  for Securities Act liabilities                                 34
Experts                                                          34
Changes in and Disagreements with Accountants on Accounting
  And Financial Disclosure                                       34
Validity of Securities                                           34
Description of Business                                          35
Management's Discussion and Analysis or Plan of Operation        43
Certain Relationships and Related Transactions and Director
  Independence                                                   54
Market for Common Equity and Related Stockholder Matters         54
Executive Compensation                                           55
Financial Statements                                             59

                                GENERAL

As used in this Prospectus, references to "the Company," "Genesis "we", "our," "ours" and "us" refer to Genesis Electronics Group, Inc., unless otherwise indicated. In addition, any references to our "financial statements" are to our consolidated financial statements except as the context otherwise requires.

                          PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision.

Corporate Background and Our Business

The Company was originally incorporated in the State of Nevada on March 19, 1998 under the name Business Advantage No. 22, Inc. Business Advantage No. 22, Inc. entered into an Agreement and Plan of Reorganization with Pricester.com, Inc., a Florida Corporation to merge Pricester into Business Advantage No. 22, Inc. On June 4, 2004, in anticipation of the merger, the name of Business Advantage No. 22, Inc. was changed to Pricester.com, Inc.

On February 9, 2005, pursuant to Articles of Merger, shareholders of Pricester received 21,262,250 common shares of Business Advantage No. 22, Inc. on a basis of a one for one exchange for their common shares. Pricester.com, Inc., formerly Business Advantage No. 22, Inc., was the surviving corporation. The articles of merger were filed with the states of Nevada and Florida. The number of common shares held by Pricester before the merger was 1,044,620. Pursuant to Articles of Amendment filed on February 24, 2009, Pricester's name was changed to Genesis Electronics Group, Inc.

Genesis's business consists of

   - Genesis Electronics: the development and eventual manufacturing and marketing of solar-powered consumer products, based on patented technology either owned by Genesis or licensed from Johns Hopkins
University Applied Physics Laboratories,

   - Pricester.com: the sales of cost-effective websites and related Internet services primarily to the small business sector, and

   - Copia World, a Division of Pricester.com: the development and marketing of an international shopping portal. We have yet to generate substantial revenue because we are still in the developmental and pre-production stages with our solar products, although substantial headway has been made with successfully operating prototypes designed to comply with the standards of a major brand-name manufacturer, and our website and international shopping portal businesses have not yet reached sufficient volume to be self-supporting.

The Company's corporate headquarters and telephone number are 5555 Hollywood Blvd., Suite 303, Hollywood, FL 33021 (954) 272-1200. The Company's website is located at www.genesiselectronicsgroup.com

Going Concern

The accompanying unaudited consolidated financial statements are prepared assuming the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company was in the development stage through December 31, 2005 and has an accumulated deficit of $8,270,470, had net losses, negative working capital and negative cash flows from operations for the six months ended June 30, 2010 of $179,547, $1,094,469 and $181,794 respectively. While the Company is attempting to increase revenues, the growth has not been significant enough to support the Company's daily operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. For the six months ended June 30, 2010, the Company sold 3,502,834 common shares for net proceeds of $123,755 and subscription receivable of $40,000. For the six months ended June 30, 2010 the Company collected subscription receivable of $63,842.

Management is attempting to raise additional funds under the equity line of credit provided by Tangiers. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company shareholders have continued to advance funds to the Company but there can be no assurance that future advances from Tangiers or from shareholders will be sufficient to sustain the Company.

The Company's limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition. These financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                       Summary of the Offering


Securities Being
  Offered               Up to 33,282,272 shares of common stock in
Genesis Electronic Group, Inc.

Initial Offering Price The selling shareholders will sell our shares at prices established on the Over-the-Counter
Bulletin Board during the term of this
offering, at prices different than prevailing market prices or at privately negotiated prices.

Terms of the Offering   The selling shareholders will determine the
terms relative to the sale of the common stock offered in this Prospectus.

Termination of the
 Offering               The offering will conclude when all of
the 33,282,272 shares of common stock have been sold or at a time when the Company, in its sole discretion, decides to terminate the registration of the shares.

                        Tangiers, as an underwriter, cannot avail itself of the provisions of Rule 144 in order to resell the shares of common stock issued to it under the Securities Purchase Agreement.

Risk Factors            The securities offered hereby involve a high
degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors."

Common Stock Issued
Before Offering         156,396,906 shares of our common stock are
issued and outstanding as of the date of this prospectus.

Common Stock Issued
  After Offering(1)     189,679,178 shares of our common stock will be
issued and outstanding following this offering

Use of Proceeds         We will not receive any proceeds from the sale
of the common stock by the selling
shareholders.

(1) Assumes the issuance to Tangiers of all shares being registered under the Securities Purchase Agreement.

                             RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks related to our Securities Purchase Agreement

EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE SECURITIES PURCHASE AGREEMENT.

The sale of shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly as we sell shares pursuant to the Securities Purchase Agreement. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE INVESTOR UNDER THE SECURITIES PURCHASE AGREEMENT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

The common stock to be issued under the Securities Purchase Agreement will be issued at 85% of the lowest daily volume weighted average price of our common stock during the five consecutive trading days immediately following the date we send an advance notice to the investor and is subject to further reduction provided in the Securities Purchase Agreement. These discounted sales could also cause the price of our common stock to decline. As a result, as the price of our common stock declines we will be required to issue more shares to Tangiers in order to obtain the financing we require under the Securities Purchase Agreement. As Tangiers sells our stock into the market the stock price may decrease due to additional shares in the market, which could allow Tangiers to receive even greater amounts of common stock, sales of which would further depress our stock price.

THE SALE OF OUR STOCK UNDER THE SECURITIES PURCHASE AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the Securities Purchase Agreement could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

WE MAY BE LIMITED IN THE AMOUNT WE CAN RAISE UNDER THE SECURITIES
PURCHASE AGREEMENT BECAUSE OF CONCERNS ABOUT SELLING MORE SHARES INTO THE MARKET THAN THE MARKET CAN ABSORB WITHOUT A SIGNIFICANT PRICE
ADJUSTMENT.

The Company intends to exert its best efforts to avoid a significant downward pressure on the price of its common stock by refraining from placing more shares into the market than the market can absorb. This potential adverse impact on the stock price may limit our willingness to use the Securities Purchase Agreement. Until there is a greater trading volume, it seems unlikely that we will be able to access the maximum amount we can draw without an adverse impact on the stock price

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE SECURITIES PURCHASE AGREEMENT WHEN NEEDED.

The commitment amount of the Securities Purchase Agreement is $5,000,000. After estimated fees and offering costs, we will receive net proceeds of approximately $4,950,000. At our current share price of $0.11 per share we will sell our stock to Tangiers at 85% of the market price per share, which equates to a share price of $0.09350. If our current share price remains at $0.11 we will need to register 53,475,936 shares of our common stock in order to obtain the full $5,000,000 available to us under the Securities Purchase Agreement. The total amount of 33,282,272 shares of our common stock that we are registering under this registration statement will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement. Which means we will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 33,282,272 shares of our common stock we will register, we will only be able to receive approximately $ 3,061,892 in net proceeds after paying expenses related to this registration statement of approximately $50,000.

Our ability to raise funds under the Securities Purchase Agreement is also limited by a number of factors, including the fact that the maximum advance amount is capped at $100,000 as well as the fact that we are not permitted to submit any request for an advance within 10 trading days of a prior request. Also the Company may only draw an amount equal to the average daily trading volume in dollar amount during the 10 trading days preceding the advance date. As such, although sufficient funds are made available to the Company under the Securities Purchase Agreement, such funds may not be readily available when needed by the Company.

THE SECURITIES PURCHASE AGREEMENT RESTRICTS OUR ABILITY TO ENGAGE IN ALTERNATIVE FINANCINGS.

The structure of transactions under the Securities Purchase Agreement will result in the Company being deemed to be involved in a near continuous indirect primary public offering of our securities. As long as we are deemed to be engaged in a public offering, our ability to engage in a private placement will be limited because of integration concerns and therefore limits our ability to obtain additional funding if necessary. If we do not obtain the necessary funds required to maintain the operations of the business and to settle our liabilities in a timely manner, the business will inevitably suffer.

THE COMPANY MUST MAINTAIN A LISTING ON THE OVER-THE -COUNTER BULLETIN BOARD TO MAINTAIN ITS FINANCING UNDER THE SECURITIES PURCHASE
AGREEMENT.

If for any reason the Company is unable to maintain its listing on the Over-the-Counter Bulletin Board, then the Company will be unable to receive financing under the Securities Purchase Agreement. The loss of the listing would therefore mean that the Company could not access the capital it would expect to receive from Tangiers under the Securities Purchase Agreement.

WE WILL NOT BE ABLE TO USE THE SECURITIES PURCHASE AGREEMENT IF THE SHARES TO BE ISSUED IN CONNECTION WITH AN ADVANCE WOULD RESULT IN
TANGIERS OWNING MORE THAN 9.9% OF OUR OUTSTANDING COMMON STOCK.

Under the terms of the Securities Purchase Agreement, we may not request advances if the shares to be issued in connection with such advances would result in Tangiers and its affiliates owning more than 9.9% of our outstanding common stock. We are permitted under the terms of the Securities Purchase Agreement to make limited draws on the Securities Purchase Agreement so long as Tangiers beneficial ownership of our common stock remains lower than 9.9%. A possibility exists that Tangiers and its affiliates may own more than 9.9% of our outstanding common stock (whether through open market purchases, retention of shares issued under the Securities Purchase Agreement, or otherwise) at a time when we would otherwise plan to obtain an advance under the Securities Purchase Agreement. As such, by operation of the provisions of the Securities Purchase Agreement, the Company may be prohibited from procuring additional funding when necessary due to these provisions discussed above.

Risks Related To Our Business
OUR WEAK FINANCIAL CONDITION HAS RAISED, AND WILL LIKELY CONTINUE TO RAISE, SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A "GOING CONCERN." WE HAVE EXPERIENCED HISTORICAL LOSSES. WE MAY HAVE TO CEASE OPERATIONS IF WE DO NOT GENERATE MEANINGFUL REVENUE AND ACHIEVE
PROFITABILITY AND INVESTORS MAY LOSE THEIR INVESTMENT.

The accompanying unaudited consolidated financial statements are prepared assuming the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company was in the development stage through December 31, 2005 and has an accumulated deficit of $8,270,470, had net losses, negative working capital and negative cash flows from operations for the six months ended June 30, 2010 of $179,547, $1,094,469 and $181,794 respectively. While the Company is attempting to increase revenues, the growth has not been significant enough to support the Company's daily operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. For the six months ended June 30, 2010, the Company sold 3,502,834 common shares for net proceeds of $123,755 and subscription receivable of $40,000. For the six months ended June 30, 2010 the Company collected subscription receivable of $63,842.

Management is attempting to raise additional funds under the equity line of credit provided by Tangiers. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company shareholders have continued to advance funds to the Company but there can be no assurance that future advances from Tangiers or from shareholders will be sufficient to sustain the Company.

The Company's limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition. These financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

OUR BUSINESS IS CAPITAL INTENSIVE AND ADDITIONAL FINANCING MAY NOT BE AVAILABLE, AS SUCH, ESPECIALLY IN LIGHT OF OUR HISTORICAL LOSSES, WE MAY HAVE TO CEASE OPERATIONS AND INVESTORS MAY LOSE THEIR INVESTMENT.

Our operations are capital intensive and our growth and ongoing operations will consume a substantial portion of our available working capital. We have engaged in numerous financing activities over the past few years but have been unable to utilize the funds raised to achieve positive financial results.

Furthermore, we will require additional capital in order to fund our operations and research projects, and we do not have any commitments for additional financing. Additional funding, if required, may not be available, or if available, may not be available upon favorable terms. Insufficient funds will prevent, or delay, us from implementing our business strategy. Due to our small revenue base and low level of working capital, we have been unable to aggressively pursue our product development strategy to date. We will require significant additional financing and/or a strategic alliance with a well-funded development partner to undertake our business plan. Failure to receive additional funding or enter into a strategic alliance could limit our growth, limit our likelihood of profitability and worsen our financial condition and may correspondingly decrease the market price of our common stock, or may cause us to cease operations all together.

OUR CONTINUED SALE OF EQUITY SECURITIES WILL DILUTE EXISTING
SHAREHOLDERS AND MAY DECREASE THE MARKET PRICE FOR OUR COMMON STOCK.

Given our limited revenues and prospect for revenues for the 2010 fiscal year, we will require additional financing which will require the issuance of additional equity securities. We expect to continue our efforts to acquire further financing in the future to fund additional marketing efforts, product development expenses, programming and administrative expenses, which will result in future dilution to existing outstanding shareholders.

WE DEPEND ON THE CONTINUED SERVICES OF OUR EXECUTIVE OFFICERS AND THE LOSS OF A KEY EXECUTIVE COULD SEVERELY IMPACT OUR OPERATIONS, CAUSE DELAY AND ADD EXPENSE TO OUR OPERATION.

The execution of our present business plan depends on the continued services of our executive officers. We do not currently maintain key-man insurance on their lives. The loss of any of their services would be detrimental to our business, financial condition and results of operations. We may not retain or replace the services of our key officers.

WE HAVE ELECTED NOT TO VOLUNTARILY ADOPT VARIOUS CORPORATE GOVERNANCE MEASURES, WHICH MAY RESULT IN SHAREHOLDERS HAVING LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. We have not yet adopted these corporate governance measures and, since our securities are not yet listed on a national securities exchange or NASDAQ, we are not required to do so. However, to the extent we seek to have our common stock listed on a national securities exchange or NASDAQ, such requirements will require us to make changes to our current corporate governance practices, which changes may be costly and time consuming. Furthermore, the absence of such practices with respect to our Company may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters. As an example of one Sarbanes-Oxley requirement, currently none of the members of our board of directors are considered to be "independent" for purposes of Sarbanes-Oxley. We may not be able to attract a sufficient number of directors in the future to satisfy this requirement if it becomes applicable to us.

WE MAY BE EXPOSED TO POTENTIAL RISKS RELATING TO OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING AND OUR ABILITY TO HAVE THOSE CONTROLS
ATTESTED TO BY OUR INDEPENDENT AUDITORS.

Management conducted its evaluation of disclosure controls and procedures under the supervision of our chief executive officer and our chief financial officer. Based on that evaluation, our Chief Executive Officer, and our Chief Financial Officer concluded that because of the material weaknesses in internal control over financial reporting described below, our disclosure controls and procedures were not effective as of December 31, 2009.

Management has determined that our internal audit function is significantly deficient due to insufficient qualified resources to perform internal audit functions. Finally, management determined that the lack of an Audit Committee of our Board of Directors also contributed to insufficient oversight of our accounting and audit functions.

Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, we will implement procedures to assure that the initiation of transactions, the custody of assets and the recording of transactions will be performed by separate individuals.

We believe that the foregoing steps will remediate the material weaknesses identified above, and we will continue to monitor the effectiveness of these steps and make any changes that our management deems appropriate. Due to the nature of these material weaknesses in our internal control over financial reporting, there is more than a remote likelihood that misstatements which could be material to our annual or interim financial statements could occur that would not be prevented or detected. However, in the event we are unable to remediate our material weakness it could have a significant negative impact on our financial reporting and business operations

FAILURE OF OUR INTERNAL SYSTEMS MAY CAUSE SYSTEM DISRUPTIONS, REDUCE LEVELS OF CUSTOMER SERVICE, AND OTHERWISE DAMAGE OUR OPERATIONS WHICH COULD LEAD TO LOST SALES AND MAY INCREASE OUR OVERHEAD WHICH WOULD ADD EXPENSE AND DELAY OUR OPERATIONS.

We use internally developed systems to operate our service and for transaction processing, including billing and collections processing. We must continually improve these systems in order to meet the level of use. Furthermore, in the future, we may add features and functionality to our products and services using internally developed or third party licensed technologies. Our inability to:
   -  add software and hardware;
   - develop and upgrade existing technology, transaction processing systems and network infrastructure to meet increased volume through our processing systems; or
   - provide new features or functionality may cause system disruptions, slower response times, reductions in levels of customer service, decreased quality of the user's experience, and delays in reporting accurate financial information. Any such failure could result in a loss of business and worsen our financial condition and may correspondingly decrease the market price of our common stock.

Risks Related To Our Intellectual Property

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY RIGHTS, THEREBY PERMITTING COMPETITORS TO DEVELOP THE SAME OR SIMILAR PRODUCTS AND TECHNOLOGIES TO OURS, WHICH COULD ADD EXPENSE AND DELAY OPERATIONS.

Our future results and ability to compete will be dependent, in large part, upon the marketing and sales of our developed proprietary products and technologies, the development of future proprietary products and technologies and the commercialization of our products. We intend to rely primarily upon copyright, trade secret and trademark laws to protect the proprietary components of our systems. While we have filed U.S. patent applications covering certain of our systems, the patent applications may not result in the issuance patent.

Additionally, if granted, any patent may be successfully challenged and will not provided us with meaningful proprietary protections or that we may not have the financial resources to mount sustained patent defense. We could also incur substantial costs in asserting our intellectual property or proprietary rights against others or if others assert their rights against us. The failure to successfully protect our intellectual property and proprietary rights could enable others to duplicate or claim our rights products and systems which may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

Risks Related To Industries In Which We Operate

WE FACE SEVERE COMPETITION FROM VARIOUS COMPANIES, MANY OF WHOM HAVE GREATER RESOURCES THAN WE DO, WHICH COULD CAUSE US TO LOSE SALES ADD EXPENSE AND DELAY OUR OPERATIONS.

We may be unable to effectively compete in the marketplaces in which we operate.

Most of these competitors have a longer operating history than we do and many of them have substantially greater financial and other resources than we do. As a result, we will likely encounter greater difficulty in implementing our business plans than will our competitors. The introduction of similar or superior products by current or future competitors may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

Risk Related To Our Securities And Capital Structure

TRADING IN OUR COMMON STOCK MAY BE LIMITED, SO OUR SHAREHOLDERS MAY NOT BE ABLE TO SELL AS MUCH STOCK AS THEY WANT AT PREVAILING PRICES.

We expect shares of the common stock to be traded on the OTCBB. If limited trading in the common stock exists, it may be difficult for our shareholders to sell in the public market at any given time at prevailing prices. Also, the sale of a large block of our common stock at any time could depress the price of our common stock to a greater degree than a company that typically has higher volume of trading of securities.

THE LIMITED PRIOR PUBLIC MARKET AND TRADING MARKET MAY CAUSE POSSIBLE VOLATILITY IN OUR STOCK PRICE WHICH MAY CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT.

There has only been a limited public market for our common stock and an active trading market in our common stock may not be maintained. The OTCBB is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ, and quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock Market. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. The trading price of our common stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts' earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors. These fluctuations, as well as general economic and market conditions, may decrease the market price of our common stock.

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE SUBJECT TO EXTREME
VOLATILITY, WHICH MAY CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT.

The market for securities of high-technology companies, including companies such as ours that participate in emerging markets, has historically been more volatile than the market for stocks in general. As a result, the price of our common stock may be subject to wide fluctuations in response to factors some of which are beyond our control, including, without limitation, the following:
   -   Quarter-to-quarter variations in our operating results;
   -   Our announcement of material events;
   - Price fluctuations in sympathy to others engaged in our industry; and,
   -   The effects of media coverage of our business.

PENNY STOCK REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON
MARKETABILITY OF THE COMPANY'S SECURITIES, WHICH MAY CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities and the price at which such purchasers can sell any such securities.

Our shareholders should be aware that, according to the Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:
   - Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
   - Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
   - "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
   - Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
   - The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

WE HAVE NO HISTORY OF PAYING DIVIDENDS ON OUR COMMON STOCK.

We have never paid any cash dividends on our shares of common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We plan to retain any future earnings to finance growth. If we decide to pay dividends to the holders of the common stock, such dividends may not be paid on a timely basis.

IT IS NOT POSSIBLE TO FORESEE ALL RISKS WHICH MAY AFFECT US. MOREOVER, WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.


                      FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements and are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as "likely," "will," "suggests," "target," "may," "would," "could," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward-looking statements.

THE OFFERING

This offering relates to the sale of our common stock by selling stockholders, who intend to sell up to 33,282,272 shares of our common stock which are subject to issuance under the Securities Purchase Agreement, dated May 10, 2010. Pursuant to the Securities Purchase Agreement the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay us 85% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers' obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and

Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 24 months after the date that the Securities and Exchange Commission declares the Company's registration statement effective or the Company receives advances from Tangiers equal to the $5,000,000. Pursuant to the Securities Purchase Agreement, Tangiers received 3,000,000 shares of our common stock as a one-time commitment fee.

The commitment amount of the Securities Purchase Agreement is $5,000,000. After estimated fees and offering costs, we will receive net proceeds of approximately $4,950,000 provided we are able to continue to maintain a sufficient number of shares authorized for issuance under the Securities Purchase Agreement and are able to register those shares for issuance to Tangiers. We will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 33,282,272 shares of our common stock we will only be able to receive approximately $3,061,892 in net proceeds after paying expenses related to this registration statement of approximately $50,000.

Tangiers intends to sell any shares purchased under the Securities Purchase Agreement at the then prevailing market price. These sales of our common stock in the public market could lower the market price of our common stock. In the event that the market price of our common stock decreases, we would not be able to draw down the remaining balance available under the Securities Purchase Agreement with the number of shares being registered in the accompanying registration statement.

Under the terms of the Securities Purchase Agreement, Tangiers is prohibited from engaging in short sales of our stock. Short selling is the act of borrowing a security from a broker and selling it, with the understanding that it must later be bought back (hopefully at a lower price) and returned to the broker. Short selling is a technique used by investors who try to profit from the falling price of a stock. Among other things, this Prospectus relates to the shares of our common stock to be issued under the Securities Purchase Agreement. There are substantial risks to investors as a result of the issuance of shares of our common stock under the Securities Purchase Agreement. These risks include dilution of our shareholders, significant declines in our stock price and our inability to draw sufficient funds when needed.

There is an inverse relationship between our stock price and the number of shares to be issued under the Securities Purchase Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Securities Purchase Agreement for a given advance.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. There will be no proceeds to us from the sale of shares of our common stock in this offering. The selling stockholders will receive all such proceeds.

However, we will receive proceeds from the sale of shares of our common stock to Tangiers under the Securities Purchase Agreement. Tangiers will purchase our shares of common stock under the Securities Purchase Agreement at a 15% discount to the current market price. The purchase price of the shares purchased under the Securities Purchase Agreement will be equal to 85% of the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five (5) consecutive trading days immediately following the notice date.

Pursuant to the Securities Purchase Agreement, we cannot draw more than $100,000 every 10 trading days.

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Securities Purchase Agreement. The table assumes estimated offering expenses of $50,000. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds:                        $ 3,111,892          $ 5,000,000
Net proceeds:                          $ 3,061,892          $ 4,950,000

Number of shares that would have to
be issued under the Securities
Purchase Agreement at an assumed
offering price equal to $0.0935
(which is 85% of an assumed market
price of $0.11)                         33,282,272           53,475,936

USE OF PROCEEDS

General Working Capital                $ 3,061,892          $ 4,950,000

Total                                  $ 3,061,892          $ 4,950,000



































































The Securities Purchase Agreement allows us to use our proceeds for general corporate purposes, which includes any general business purpose that the Company deems appropriate, including acquisitions related to the Company's business. We have chosen to pursue the Securities Purchase Agreement funding because it will make a large amount of cash available to us with the advantage of allowing us to decide when, and how much, we will draw from this financing. We will be in control of the draw down amounts and hope to be able to draw down from the Securities Purchase Agreement whenever the Company deems that such funds are needed. Our objective will be to draw down on the Securities Purchase Agreement funding during periods of positive results for us and during stages when our stock price is rising, in order to control and minimize, as much as possible, the potential dilution for our current and future stockholders. It may not be possible for us to always meet our objective; therefore, we will continue to identify alternative sources of financing, as we always have, including additional private placements of our stock.


                   DETERMINATION OF OFFERING PRICE

The shares of our common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices.


                               DILUTION

At our current assumed offering price of $0.0935, which is the 85% of the assumed market price of $0.11 per share, we will need to issue 53,475,936 shares in order to obtain the full $5,000,000 under the Securities Purchase Agreement. The issuance of the 53,475,936 shares to Tangiers pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. For any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement which would expose our existing stockholders to greater dilution.


                        SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. A description of our relationship to the selling shareholders' and how the selling shareholders acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                      Percentage of
                                                         Outstanding
                                          Shares that    Shares that  Shares Being
                          Percentage of    Could Be       May Be(2)   Registered to                Percentage of
                           Outstanding   Issued to Draw   Acquired     be Acquired                  Outstanding
                 Shares       Shares       Down Under     Under the     Under the                      Shares
             Beneficially  Beneficially  the Securities  Securities    Securities    Shares to be   Beneficially
  Selling    Owned before  Owned before    Purchase       Purchase      Purchase      Sold in the    Owned after
Stockholder    Offering      Offering      Agreement      Agreement    Agreement(3)    Offering       Offering
-----------  ------------  ------------  --------------  -----------  -------------  ------------   ------------
Tangiers      3,000,000        1.92%        33,282,272    53,475,936       30%         33,282,272       1.92%
              ---------        -----        ----------    ----------       ---         ----------       -----
Total         3,000,000        1.92%        33,282,272    53,475,936       30%         33,282,272       1.92%






































































































































(1) Applicable percentage of ownership is based on 156,396,906 shares of our common stock outstanding as of June 9 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.



(2) Represents the number of shares of our common stock that would need to be issued to Tangiers at an assumed offering price of $0.0935 to draw down the entire $5 million available under the Securities
Purchase Agreement.



(3) The number of shares being registered equals less than 30% of the outstanding shares after deducting the shares held by affiliates of the Company.

Shares Acquired In Financing Transactions

Tangiers. Tangiers is the investor under the Securities Purchase Agreement. All investment decisions of, and control of, Tangiers are held by Robert Papiri and Michael Sobeck its managing partners. Tangiers Capital, LLC, makes the investment decisions on behalf of and controls Tangiers. Tangiers acquired all shares being registered in this offering in a financing transaction with us. This transaction is explained below:

Securities Purchase Agreement. On May 10, 2010 we entered into a Securities Purchase Agreement with Tangiers. Pursuant to the Securities Purchase Agreement the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay us 85% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers' obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 24 months after the date that the Securities and Exchange Commission declares the Company's registration statement effective or the Company receives advances from Tangiers equal to the $5,000,000. Pursuant to the Securities Purchase Agreement, Tangiers will received a one-time commitment of 3,000,000 shares of the Company's common stock.

There are certain risks related to sales by Tangiers, including:

   - The outstanding shares will be issued based on a discount to the market rate. As a result, the lower the stock price is around the time Tangiers is issued shares, the greater chance that Tangiers gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

   - To the extent Tangiers sells our common stock, our common stock price may decrease due to the additional shares in the market. This could allow Tangiers to sell greater amounts of common stock, the sales of which would further depress the stock price.







   - The significant downward pressure on the price of our common stock as Tangiers sells material amounts of our common stock could encourage short sales by Tangiers or others. This could place further downward pressure on the price of our common stock.





                        PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be sold or transferred directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Tangiers is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Securities Purchase Agreement. Tangiers will pay us 85% of, or a 15% discount to, the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five (5) consecutive trading days immediately following the advance date. In addition, pursuant to the Securities Purchase Agreement, Tangiers will receive a one-time commitment fee equal to $500,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

The commitment amount of the Securities Purchase Agreement is $5,000,000. After estimated fees and offering costs, we will receive net proceeds of approximately $4,950,000. At our current share price of $0.11 per share, we will sell our stock to Tangiers at 85% of the market price per share which equates to a share price of $0.0935. If our current share price remains at $0.11 we will need to register 53,475,936 shares of our common stock in order to obtain the full $5,000,000 available to us under the Securities Purchase Agreement. The total amount of 33,282,272 shares of our common stock that we are registering under this registration statement will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement. Which means we will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 33,282,272 shares of our common stock we will register, we will only be able to receive approximately $3,061,892 in net proceeds after paying expenses related to this registration statement of approximately $50,000.

The dollar amount of the equity line was based on a number of considerations which include
  (i) the Company's capital requirements;
  (ii) the Company's then share price and then number of shares outstanding; and
  (iii) Tangiers' ability to purchase shares in an amount required to provide capital to the Company.

Under the Securities Purchase Agreement, Tangiers contractually agrees not to engage in any short sales of our stock and to our knowledge Tangiers has not engaged in any short sales or any other hedging activities related to our stock.

Tangiers was formed is a Delaware limited partnership. Tangiers is a domestic hedge fund in the business of investing in and financing public companies. Tangiers does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of our common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all of the expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Tangiers and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $50,000. The offering expenses are estimated as follows: a SEC registration fee of $100.83 accounting fees of $14,800 and legal fees of $35,000. We will not receive any proceeds from the sale of any of the shares of our common stock by the selling stockholders. However, we will receive proceeds from the sale of our common stock under the Securities Purchase Agreement.

The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Regulation S-K and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.


LEGAL PROCEEDINGS

The Company is not a party to any litigation.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


The Executive Officers and Directors are:

Name                  Age                      Position
Edward C. Dillon       74                    CEO, Director
Nelson Stark           56                    CFO, Director
Raymond Purdon         44                Chairman of the Board
Lee Taylor             60                       Director
Howard Neu             59                       Director

Resumes

EDWARD C. DILLON. Mr. Dillon has been chief executive officer since April 6, 2006 to present. Mr. Dillon has been chief financial officer and executive vice president of Pricester Nevada since June 4, 2004 to April 6, 2006. Mr. Dillon remains a director of Pricester Nevada. He is also responsible for shareholder relations and investments. From January 2004 to the merger with Pricester Nevada, Mr. Dillon served as executive vice president for Pricester Florida and he was also responsible for shareholder relations and investments. From September 2004 to present, Mr. Dillon also serves as a director. In April 2003, Mr. Dillon accepted a position as Contract Manager Consultant to the Florida Turnpike for Jacobs Engineering a Fortune 500 Company. April 1996 to April 2002, Mr. Dillon retired to Florida for golf and relaxation. In May 1968, Edward Dillon opened Bayshore Steel Construction in New Jersey where he served as President and CEO until 1996. Bayshore Steel contracted to erect office buildings, shopping centers and 20,000,000 sq. ft of warehouse space in central New Jersey. From 1957 to 1968 he was employed as a Construction Supervisor for a family owned steel business.

NELSON STARK. Mr. Stark has been chief financial officer from April 6, 2006 to present. Mr. Stark has been vice president of marketing and operations of Pricester Nevada since June 4, 2004. Mr. Stark served as vice president of marketing and operations of Pricester Florida from September 2003 until the merger with Pricester Nevada. He has a Doctorate in International Business from Nova Southeastern University in Ft. Lauderdale, Florida. He received his Degree in May 1997. His areas of specialization are strategic and international marketing. He started his career with the Australian Trade Commission in Miami as their Marketing Manager in September of 1987 until November 1988. He then became the Marketing Manager for M. & J. Import-Export International in New York from January 1989 until October 1997. He was appointed Center Director for Embry-Riddle Aeronautical University's Ft. Lauderdale Campus from November 1997 to October 1999. He was then appointed Vice President of Marketing for Softrain U.S.A. from January 2000 until June of 2003.

RAYMOND PURDON   Mr. Purdon has over 17 years of experience in the
securities industry, including trading, investment banking, retail and institutional sales. He is the founder and has been the principal of Grandview Capital Partners since its launch in October 2006 and is responsible for the firm's proprietary trading, due diligence and investments. Ray oversees Pricester's merger and acquisition committee. From July 2003 - October 2006, Mr. Purdon was a senior vice president and branch manager of GunnAllen Financial. Mr. Purdon graduated in 1991 from Seton Hall University with a Bachelor of Arts degree.

LEE TAYLOR.   Mr. Taylor has a broad background in sales and marketing
management, within both B2B and B2C environments.   He has held
executive level and senior management positions with corporations including Interval International, Gannett, Inc., TBS International, Tricom Pictures and Lens Express. Lee is responsible for sales development and training, initiation of marketing programs, and coordination with design and technical areas within the company. Mr. Taylor graduated from the State University of New York at Binghamton in 1971.

HOWARD NEU. Has been a practicing attorney for 35 years specializing in Domain Defense Litigation, commercial litigation, and appeals. He is also a Certified Public Accountant, has taught Taxation of Deferred Compensation at the University of Miami School of Law as well as courses in accounting and business law for the Miami Education Consortium. He has also lectured for the Florida Bar Continuing Legal
Education program.    He received his B.B.A. degree from the University
of Miami after attending the University of Florida for 3 years, and his Juris Doctor degree from the University of Miami Law School. He was elected to 3 terms as Mayor of the City of North Miami, Florida, has served as Municipal Judge, Councilman, and has been elected President of the North Dade Bar Association, The Greater North Miami Chamber of Commerce, the Dade County League of Cities and various other State and National organizations. In his career, he has done considerable SEC work, successful Business Plans and Private Placement Memoranda. He is married and has 3 beautiful daughters, four grandchildren and a 17 year old stepson. He presently represents Domain King/Webfather Rick Schwartz, Iwindomains Win and Mahoney, Damir Kruzicevik, Shepherd Sal Sarid and a number of domain developers. He has also previously represented John Zuccarini.

Involvement In Certain Legal Proceedings

None of our officers, directors, promoters or control persons or person nominated to become a director or officer, have been involved in the past ten years in any of the following:

a) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

b) Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

c) The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

   i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
   ii.  Engaging in any type of business practice; or
  iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

d) The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph
(f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

e) Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

f) Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

g) The subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

   i. Any Federal or State securities or commodities law or regulation; or
  ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
  iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

h) The subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Ownership Reporting Compliance

To the registrant's knowledge, no director, officer or beneficial owner of more than ten percent of any class of equity securities of the registrant failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 2009.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

We have no change in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Directors

Directors hold office for five, three, or two -year terms. Officers are elected by the board of directors and serve at the discretion of the board.

There are no family relationships among our directors and executive officers.

Meetings of Our Board of Directors

Our board of directors a total of 18 meetings during the most recently completed fiscal year end. Various matters were approved by either majority or unanimous consent, which in each case was signed by each of the members of the Board then serving and attending the meeting in person or via teleconference.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

   -  The appropriate size of our Board of Directors;

   - Our needs with respect to the particular talents and experience of our directors;

   - The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

   -  Experience in political affairs;

   -  Experience with accounting rules and practices; and

   - The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.


     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 9, 2010 certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

There are currently 156,396,906 common shares outstanding. The following tabulates holdings of common shares and other securities of the registrant by each person who, subject to the above, at June 9, 2010, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of the registrant individually and as a group.

Directors and Officers

                                                  Percentage of
                             Number & Class        Outstanding
Name and Address                of Shares          Common Shares
----------------             --------------       --------------
Edward C. Dillon(1)              21,232,500           13.58%
3850 Washington St. Apt. 910
Hollywood, FL 33021

Raymond Purdon                   18,250,000           11.67%
25 Fox Hill Drive
Little Silver, NJ 07739

Lee Taylor                          328,500            0.21%
10919 SW 135th Court Circle
Miami, FL 33186

Nelson Stark(2)                     244,000            0.16%
5130 SW 40th Avenue, Apt. 3B
Fort Lauderdale, FL 33314

Howard Neu                        2,496,000            1.60%
1152 N. University Drive #201
Pembroke Pines, FL 33024

  (1)Mr. Dillon paid a weighted average of $.173 for the common shares he currently owns.
  (2)Nelson Stark received his common shares for services valued at $.086 per common share.

Applicable percentage of ownership is based on 156,396,906 shares of our common stock outstanding as of June 9, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.


             DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Common Stock

We have 300,000,000 common shares with a par value of $0.001 per share of common stock authorized, of which 156,396,906 shares were outstanding as of June 9, 2010.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Dividends

Holders of the registrant's common stock are entitled to receive such dividends as may be declared by its board of directors. No dividends on the registrant's common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on the common stock in the foreseeable future.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

          DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Genesis Electronics Group, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2009 and December 31, 2008 have been audited by Larry O'Donnell & Co., CPA P.C Certified Public Accountants. The reports from Larry O'Donnell & Co., CPA P.C Certified Public Accountants are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.


            CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                 ACCOUNTING AND FINANCIAL DISCLOSURE

None

                          VALIDITY OF SECURITIES

The opinion regarding validity of the shares offered herein has been provided by the law offices of Jody M. Walker, Attorney at Law and has been filed with the Registration Statement.

                          DESCRIPTION OF BUSINESS

Overview

The registrant was originally incorporated in the State of Nevada on March 19, 1998 under the name Business Advantage No. 22, Inc. Due to non-filing of annual reports, the corporate charter of Business Advantage No. 22, Inc. was revoked. In June 2004, Business Advantage No. 22, Inc. was reinstated. On June 4, 2004, Business Advantage No. 22, Inc. entered into an Agreement and Plan of Reorganization with Pricester.com, Inc., a Florida Corporation to merge Pricester Florida into Business Advantage No. 22, Inc. On June 4, 2004, in anticipation of the merger, the name of Business Advantage No. 22, Inc. was changed to Pricester.com, Inc.

On February 9, 2005, pursuant to Articles of Merger, shareholders of Pricester Florida received 21,262,250 common shares of Business Advantage No. 22, Inc. on a basis of a one for one exchange for their common shares. Pricester.com, Inc., formerly Business Advantage No. 22, Inc., was the surviving corporation. The articles of merger were filed with the states of Nevada and Florida. The number of common shares held by Pricester Nevada before the merger was 1,044,620.

Pricester Nevada was the acquirer for legal purposes and Pricester Florida was the acquirer for accounting purposes. The transaction was accounted for as a reverse acquisition.

Prior to the merger with Pricester Florida on February 9, 2005,
Pricester Nevada had no significant operations and had no control over the operations of Pricester Florida.

Pursuant to Articles of Amendment filed on February 24, 2009, the name of the registrant was changed to Genesis Electronics Group, Inc.

Going Concern

The accompanying unaudited consolidated financial statements are prepared assuming the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company was in the development stage through December 31, 2005 and has an accumulated deficit of $8,270,470, had net losses, negative working capital and negative cash flows from operations for the six months ended June 30, 2010 of $179,547, $1,094,469 and $181,794 respectively. While the Company is attempting to increase revenues, the growth has not been significant enough to support the Company's daily operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. For the six months ended June 30, 2010, the Company sold 3,502,834 common shares for net proceeds of $123,755 and subscription receivable of $40,000. For the six months ended June 30, 2010 the Company collected subscription receivable of $63,842.

Management is attempting to raise additional funds under the equity line of credit provided by Tangiers. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company shareholders have continued to advance funds to the Company but there can be no assurance that future advances from Tangiers or from shareholders will be sufficient to sustain the Company.

The Company's limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition. These financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Subsidiary

On May 22, 2008, we completed a share exchange with Genesis
Electronics, Inc., a Delaware corporation. Pursuant to the Acquisition Agreement, we acquired all of the outstanding common shares of Genesis Electronics, Inc. and it became our wholly-owned subsidiary.

Genesis Electronics, Inc. was originally formed in Delaware on October 22, 2001 and is engaged on the development of solar and alternative energy applications for consumer devices such as mobile phones.

Corporate Operations

Genesis Electronics Group, Inc. business consists of:

   (1) Genesis Electronics: the development and eventual manufacturing and marketing of solar-powered consumer products, based on patented technology either owned by Genesis or licensed from Johns Hopkins University Applied Physics Laboratories,
   (2) Pricester.com: the sales of cost-effective websites and related Internet services primarily to the small business sector, and
   (3) Copia World, a Division of Pricester.com: the development and marketing of an international shopping portal. We have yet to generate substantial revenue because we are still in the developmental and pre-production stages with our solar products, although substantial headway has been made with successfully operating prototypes designed to comply with the standards of a major brand-name manufacturer, and our website and international shopping portal businesses have not yet reached sufficient volume to be self-supporting.

We have suspended operation of the Pricester.com Shopping Portal, which enabled users to build their own websites and sell and auction their goods directly through the portal.

Concerning Genesis Electronics' business, once our first solar-powered product (a charger for a popular, brand-name smart phone) is fully compliant with all necessary and elected technical criteria, we will be able to move ahead with manufacturing and marketing the product, as well as the development and marketing of similar products designed for operation with other hand-held and portable electronic devices.
Genesis has already formed a strong and active partnership with a Taiwan-based manufacturer and significant strides have been made in product and packaging development, procurement of safety and transport certifications, prototype production and setting up for planned mass-production.

With the worldwide proliferation of cell phones, "smart phones", notebook computers, and so many other portable electronic devices, the widespread and growing problem of inadequate charging life from traditional batteries and the inconvenience (and sometimes unavailability) of re-charging by plugging into a wall outlet, the offering of a more sustainable source for charging is a needed and should be a welcomed addition. Genesis Electronics' fully-functional early prototypes have met with virtually unanimous positive reception from prospective distributors, sales organizations and large scale retailers from both concept and operational standpoints.

Concerning Pricester.com's business, we have developed a technological framework that overcomes prohibitive cost factors and exponentially increases the ease with which small business owners can effectively enter the e-commerce community and credibly compete for customers online.

We have created streamlined processes that permit an economy for the construction of professionally designed, customized, full-functioned e-commerce or informational websites, and for hosting large numbers of such websites. Our services are marketed to the small business sector, where the cost of website design and development has been a barrier to achieving an Internet presence.

As consumer access to the Internet has become more widespread and continues to grow, a website has emerged as an essential tool for small businesses. Small companies and professional practices alike understand the value of a website for establishing credibility and competing for clients and sales.

Concerning Copia World's business, we have launched a unique international shopping portal, now populated with direct website links to over 7,000 stores covering 15 shopping categories in 25 countries.

In addition, the portal also includes a robust travel booking engine in affiliation with a prominent online provider for airfare, hotel accommodations and car rental. Copia World offers consumers and travelers one of the most comprehensive compendiums of access to international shopping available anywhere on the Internet from a single source. The website, www.copiaworld.com, is already very highly ranked by Google and other major search engines for search terms such as "international shopping mall" and "international shopping". Revenue is planned to be derived from paid advertising, gradually replacing PPC ads and potential partnerships with synergistic companies such as international hotel chains and major credit card providers.

Our Products & Services

The registrant is in the developmental stage of producing and marketing solar-powered consumer products. The registrant also provides services that allow small businesses to have a cost-effective Internet presence with the website features that consumers want and expect. Additionally, the registrant has built and operates an online international shopping portal, useful for travel planning and online purchasing on a global scale.

  1. Genesis Electronics: Genesis Electronics, a wholly-owned subsidiary of Genesis Electronics Group, is engaged in the development and marketing of solutions. We're living in an age of electronics, and the advanced mobile communications tools that this exploding technology has made available. However, battery life and charging technology has not kept pace. A prime example, and one currently being addressed by
Genesis, is the cell phone.   Once an expensive and rarely seen device
used by a mere handful of senior executives and professionals, the cell phone has become the standard communications tool for voice communications.

However, as handy and useful as the cell phone is, there is one major obstacle to its reliability-the limited ability to stay charged and functional. Critical conversations are prematurely aborted, business communication ends, important information doesn't get through. This is a real problem; we've all experienced it, and a simple, workable and affordable solution is needed.

The problem becomes exponentially pronounced with today's more power-hungry "smart phones", where the usage is expanded beyond simple voice communications to Internet access, games, video viewing, audio-visual recording and thousands of downloadable applications.

Genesis Electronics has a solution; a patent-based technology that makes a constant and reliable charge always available to your cell phone or "smart" phone battery. This is accomplished with solar energy-a timely, ecologically-friendly solution, using renewable energy.

Our board of directors feels that the potential for its patented technology and the products and applications that will be forthcoming can represent significant revenue for the corporation. The technology can be adapted to any mobile electronic device, including cell phones, "smart" phones, mp3 players, notebook and laptop computers, digital cameras, etc. Additionally, applications for use with electronic devices employed by the military are being investigated. Production and distribution channels are already in place for "smart phone" application with companies such as Comm Tec, Inc., a Taiwan-based manufacturer.

   2. Pricester.com: Pricester.com, a division of Genesis Electronics Group, provides website design services, primarily geared to the needs and budgets of small businesses. Closely related Internet and website services also provided by Pricester include: website hosting, domain registration, Internet search engine and directory submission, Internet marketing services (e.g., webpage optimization, pay-per- click campaign development, etc.), website maintenance, design-related services such as logo creation, and advanced shopping cart and design options for highly customized websites.

While virtually all major retailers and service providers have company websites, the smaller owner-operated businesses-collectively, the largest component of the entire economy-still only have a relatively minor presence on the Internet. There are over 23 million small businesses in the U.S., including businesses with less than 5 employees and those filing 1040 Schedule C returns (Source: U.S. Department of Commerce) and millions still without a web presence to sell and promote their products and services. According to a 2009 report by Ad-Ology Research, an authoritative source used by over 2,000 advertising agencies, media properties and corporate marketing departments, a full 46% of small businesses do not have a website.

Our website design technology permits the professional customization of websites at extremely low cost. The savings are passed along to the business owner, resulting in perhaps the lowest net cost customized website package available on the market today! Competitors offering similar services are operating within a far more labor intensive environment and cannot compete with Pricester's pricing strategy.

Clients receive a customized multi-page website designed for free and agree to pay just a competitive Internet hosting fee and a nominal set-up charge. Small businesses find the deal irresistible, recognizing that they've found a true low-cost alternative to the traditionally cost-prohibitive barriers to developing and hosting a website.

At this time, the Pricester creates the majority of its sales by generating small business leads using outbound automated telemarketing,
and then following up by telephone.   A number of sales are also the
result of client referrals and repeat clients.   Almost all sales are
consummated over the phone.

Concurrently, the registrant is endeavoring to develop strategic partnerships with other companies and organizations that have an interest in the same small business target market. Pricester.com delivers a product that is appealing and important to small business owners. Therefore, logical targets for strategic partnerships are larger corporations, such as mid to large banks, merchant service providers, communications companies, appropriate retail chains and business organizations that actively and competitively seek to acquire and retain small businesses as their customers or members. Pricester's website service is positioned as a valuable addition to the partner's existing product or service, providing more market differentiation and a competitive edge.

The market for affordable business websites is large and still expanding. Pricester's services are specifically geared to address this demand from the small business sector. Additional funding is required to expand marketing efforts in order to reach and further penetrate the market.

3. Copia World: Copia World, www.copiaworld.com, a division of Pricester.com, is an online shopping portal of international scope. We're living in an increasingly global community. Interest in travel, consumer goods and certain services from other countries is exploding. With the vast amount of information available on the Internet, there was a glaring need for a more comprehensive, consumer-friendly, single-source of retailers and select service providers on an international level-the registrant is meeting that challenge with Copia World.

Copia World is a unique international shopping "mall" that provides travelers and consumers with fast access to retailers and businesses worldwide. Currently, the portal includes 25 countries spanning six continents, with 15 major shopping categories including a powerful travel reservation engine and over 7,000 store listings. Copia World features ease of use and direct links to all listed business websites.

Copia World has already achieved extremely high major search engine ranking for relevant terms such as "international shopping mall"
(recently ranked #1 on Google and #4 on Bing, in both cases out of over 24 million matches) and "international shopping" (consistently a top 5 rank on Google).

Visitors can shop for clothing in London, wines or jewelry in Paris, hand-crafted items from Mexico, furs in Moscow, view real estate in Saudi Arabia, peruse the department stores in Brazil, see the offerings from shopping malls in Israel, compare banks in Germany-it's all there and much more! Whether planning a trip, shopping online, or just relaxing for an "armchair tour" of the world's retailers, Copia World is an exceptional resource that's simple to use and enjoy-there's nothing quite like it.

The portal currently displays affiliate ads and is moving towards generating added revenues through subscription advertising from listed companies. The board of directors feels that the potential for Copia World is enormous as the portal continues to grow in population and enhanced features are added. Additionally, corporate partners for Copia World are being sought.

COSTS OF OPERATION

In order to operate the above businesses, continue to develop our products and provide our services, Genesis Electronics Group currently employs personnel for management, technical development and coordination, customer support, technical support, Internet marketing and web design and contract for sales personnel. Our regular monthly expenses are approximately $14,080, broken down as follows:

Payroll & Taxes                      $  6,400
Rent                                    1,580
Electric                                  300
Telecommunications (Phones & Servers)   1,500
Accounting services                     2,500
Insurance                                 300
Legal                                   1,500
                                     --------
                                      $14,080
                                     --------

REVENUE STREAMS

Genesis Electronics Group has not generated significant revenues.

Currently, revenue is generated solely through the Pricester.com division, as Genesis Electronics and Copia World are still in their early stages. During 2006, Pricester.com commenced selling Website design services and hosting plans. As the number of clients increases and budgeting permits adequate marketing expenditures our revenues should increase significantly with collected setup fees and monthly hosting fees.

Our revenues have been generated by website sales, hosting fees and miscellaneous service fees totaling $78,797 for the year ended December 31, 2009.

In order to successfully expand our number of clients for our website development and hosting services, we must employ significant monetary resources.

Intellectual Property and Proprietary Rights

We protect our intellectual property through existing laws and regulations and by contractual restrictions. We attempt to protect our technology and trade secrets through the use of: confidentiality and non-disclosure agreements, trademarks, patents, and by other security measures.

The registrant owns a patent for a "Solar rechargeable battery" (U.S. patent 6,586,906) and licenses two additional patents from Johns Hopkins University Applied Physics Laboratories for an "Integrated Power Source" (U.S. Patents 5,644,207 and 6,608,464).Trademarks have been filed under Pricester.com and Pricester Store "e-commerce for all". The Copia World spinning globe icon is trademarked.

Marketing Strategies

We intend to establish a national market presence, and where appropriate an international presence, using the following approaches in order to gain brand awareness and sales for all of our businesses: public relations and advertising campaigns using television, radio, press releases, Internet marketing, and targeted newspapers and magazines

Insurance

We have in force workman's comp and general liability insurance.

Competition

Genesis Electronics competes with other manufacturers of solar powered and traditionally powered charging devices. Pricester.com competes with many website design and Internet hosting companies. Copia World competes with established shopping and travel websites. In all cases, many of these competitors may have advantages in expertise, brand recognition, available financial and other resources, and other factors.

In order to compete effectively, we will need to expend significant capital, internal engineering resources, or acquire other technologies and companies to provide or enhance our capabilities.

Government Regulation

We are subject to general business regulations and laws, as well as regulations and laws directly applicable to the production and transport of electronic devices (applicable to Genesis Electronics), and the Internet (applicable to Pricester.com and Copia World). As we continue to expand the scope of our product and service offerings, the application of existing laws and regulations relating to issues such as consumer protection, content regulation, quality of products and services, and intellectual property ownership and infringement can be unclear. In addition, we will also be subject to new laws and regulations directly applicable to our activities. Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports, statements, or other information we file at the SEC's public reference room which is located at 100 F Street, NE Washington, DC 20549. Our filings are also available to the public from commercial document retrieval services and the Internet worldwide website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

Properties

We lease an office facility from 234 Hollywood, LLC pursuant to a lease that began in October 2009. The office facility is located at 5555
Hollywood Blvd. Suite # 303 Hollywood, FL 33021.   The facility
consists of 1,000 square feet for the minimum lease payments of $1,117 per month and terminates in March 2010. We believe that this facility is sufficient for our current needs. The office lease agreement has certain escalation clauses and renewal options. If we exercise the option to renew, the base rent shall increase by 3% per each lease year.


       MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

Through December 31, 2005, we were a developmental stage e-commerce company. We currently operate an e-commerce website that enables any business to establish a fully functional online retail presence. Our website, Pricester.com, is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for listed products and services.

On May 22, 2008, we completed a merger with Genesis Electronics, Inc., a Delaware corporation. Genesis was originally formed in Delaware on October 22, 2001 and is engaged on the development of solar and alternative energy applications for consumer devices such as mobile phones.

Until its acquisition of Genesis, our business was solely focused on our internet shopping portal, and building and hosting websites for the small business sector. While we are still engaged in this business, our primary focus has now shifted towards the further development and marketing of the above described products.

PLAN OF OPERATIONS

We have only received minimal revenues. We do not have sufficient cash on hand to meet funding requirements for the next twelve months. Although we eventually intend to primarily fund general operations and our marketing program with revenues received from the sale of the Pricester Custom Designed Websites, hosting and transaction fees, our revenues are not increasing at a rate sufficient to cover our monthly expenses in the near future. We will have to seek alternative funding through debt or equity financing in the next twelve months that could result in increased dilution to the shareholders. In May 2010, we entered into a Securities Purchase Agreement with Tangiers Investors, LP ("Investor"). We have agreed to issue and sell to the investor pursuant to the terms of this agreement for an aggregate purchase price of up to $5,000,000. The purchase price shall be set at 85% of the lowest volume weighted average price of our common stock during the pricing period as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board.

GOING CONCERN

The accompanying unaudited consolidated financial statements are prepared assuming the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company was in the development stage through December 31, 2005 and has an accumulated deficit of $8,270,470, had net losses, negative working capital and negative cash flows from operations for the six months ended June 30, 2010 of $179,547, $1,094,469 and $181,794 respectively. While the Company is attempting to increase revenues, the growth has not been significant enough to support the Company's daily operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. For the six months ended June 30, 2010, the Company sold 3,502,834 common shares for net proceeds of $123,755 and subscription receivable of $40,000. For the six months ended June 30, 2010 the Company collected subscription receivable of $63,842.

Management is attempting to raise additional funds under the equity line of credit provided by Tangiers. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company shareholders have continued to advance funds to the Company but there can be no assurance that future advances from Tangiers or from shareholders will be sufficient to sustain the Company.

The Company's limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition. These financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management's applications of accounting policies. Critical accounting policies for the registrant include the useful life of property and equipment and web development costs.

Computer equipment and furniture is stated at cost less accumulated depreciation. Depreciation is computed over the assets' estimated useful lives (five to seven years) using straight line methods of accounting. Maintenance costs are charged to expense as incurred while upgrades and enhancements that result in additional functionality are capitalized.

We review the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

We have three primary revenue sources: website design, transaction fees, and hosting fees.

   - Website design revenue is recognized as earned when the website is complete, control is transferred and the customer has accepted its website, usually within seven days of the order.

   - Transaction fee income comprises fees charged for use of credit cards or other forms of payment in the purchase of items sold on the customers' websites. The transaction fee income is recognized as earned when funds transfers (via credit card or other forms of payments) between the buyer and seller has been authorized.

   - Revenues from website hosting fees are recognized when earned. Web hosting fees received in advance are reflected as deferred revenue on the accompanying balance sheet.

In December 2004, the Financial Accounting Standards Board, or FASB, issued FASB ASC Topic 718: Compensation - Stock Compensation ("ASC 718"). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under ASC 718. Upon adoption of ASC 718, the Company elected to value employee stock options using the Black-Scholes option valuation method that uses assumptions that relate to the expected volatility of the Company's common stock, the expected dividend yield of our stock, the expected life of the options and the risk free interest rate. Such compensation amounts, if any, are amortized over the respective vesting periods or period of service of the option grant.

RESULTS OF OPERATIONS

Six months ended June 30, 2010 compared to six months ended June 30,
2009

Net sales for the six months ended June 30, 2010 were $16,017 as compared to net sales of $54,661 for the six months ended June 30, 2009, a decrease of $38,644 or approximately 71%. We are continuing to create customer awareness for our products. The decrease in revenues is primarily attributable to the non renewal of subscribers who had completed their annual hosting commitment during fiscal 2009. There can be no assurances that we will continue to recognize similar net revenue in future periods or that we will ever report profitable operations.

Total operating expenses for the six months ended June 30, 2010 were $188,593, an increase of $43,780, or approximately 30%, from total operating expenses for the six months ended June 30, 2009 of $144,813. This decrease is primarily attributable to:

   - an increase of $6,609, or approximately 29%, in professional fees incurred in connection with our SEC filings. This increase is primarily related to increase in legal fees in connection with general business counsel and litigation matters,
   - a slight increase of $160, or approximately 1%, in consulting fees.
   - an increase of $10,618, or 27%, in compensation expense to $50,160 for the six months ended June 30, 2010 as compared to $39,542 for the six months ended June 30, 2009. The increase is attributable to increases in compensation levels of certain of our employees,
    - an increase of $26,393, or approximately 41%, in other selling, general and administrative expenses as a result of increase in license fee expense related to a license agreement entered in November 2009 and office expense attributable to our subsidiary Genesis Electronics Inc.

We reported a loss from operations of $172,576 for six months ended June 30, 2010 as compared to a loss from operations of $90,152 for the six months ended June 30, 2009.

Total other expense for the six months ended June 30, 2010 were $6,971, a decrease of $191,255, from total other expense for six months ended June 30, 2009 of $198,226.

   - Interest expense consists primarily of interest recognized in connection with the amortization of debt discount, and interest on our promissory notes. The decrease of $191,255 in interest expense is primarily attributable to the issuance of 4,900,000 shares of common stock to one of our officers in connection with a settlement of related party loans during the six months ended June 30, 2009. We have recognized non-recurring interest expense of $196,000 in connection with this settlement in 2009.

We reported a net loss of $179,547 or (0.00) per share for the six months ended June 30, 2010 as compared to a net loss of $288,378 or $(0.00) per share for the six months ended June 30, 2009.

Three months ended June 30, 2010 compared to three months ended June
30, 2009

Net sales for the three months ended June 30, 2010 were $8,355 as compared to net sales of $24,117 for the three months ended June 30, 2009, a decrease of $15,762 or approximately 65%. We are continuing to create customer awareness for our products. The decrease in revenues is primarily attributable to the non renewal of subscribers who had completed their annual hosting commitment during fiscal 2009. There can be no assurances that we will continue to recognize similar net revenue in future periods or that we will ever report profitable operations.

Total operating expenses for the three months ended June 30, 2010 were $95,110, an increase of $8,585, or approximately 10%, from total operating expenses for the three months ended June 30, 2009 of $86,525.

This decrease is primarily attributable to:

   - a slight increase of $76, or approximately 1%, in professional fees incurred in connection with our SEC filings,

   -   a decrease of $6,319, or approximately 76%, in consulting fees,

   - an increase of $8,510, or 41%, in compensation expense to $29,520 for the three months ended June 30, 2010 as compared to $21,010 for the three months ended June 30, 2009. The increase is attributable to increases in compensation levels of certain of our employees an increase of $6,318, or approximately 16%, in other selling, general and administrative expenses as a result of increase in license fee expense related to a license agreement entered in November 2009 and office expense attributable to our subsidiary Genesis Electronics Inc.

We reported a loss from operations of $86,755 for three months ended June 30, 2010 as compared to a loss from operations of $62,408 for the three months ended June 30, 2009.

Total other expense for the three months ended June 30, 2010 were $5,858, a decrease of $191,255, from total other expense for six months ended June 30, 2009 of $197,113.

   - Interest expense consists primarily of interest recognized in connection with the amortization of debt discount, and interest on our promissory notes. The decrease of $191,255 in interest expense is primarily attributable to the issuance of 4,900,000 shares of common stock to one of our officers in connection with a settlement of related party loans during the six months ended June 30, 2009. We have recognized non-recurring interest expense of $196,000 in connection with this settlement in 2009.

We reported a net loss of $92,613 or (0.00) per share for the three months ended June 30, 2010 as compared to a net loss of $259,521 or $(0.00) per share for the three months ended June 30, 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Net sales for the year ended December 31, 2009 were $78,797 as compared to net sales of $111,518 for the year ended December 31, 2008, a decrease of $32,721 or approximately 29%. We are continuing to create customer awareness for our products. The decrease in revenues is primarily attributable to the non renewal of subscribers who had completed their annual hosting commitment during the year ended

December 31, 2009. There can be no assurances that we will continue to recognize similar net revenue in future periods or that we will ever report profitable operations.

Total operating expenses for the year ended December 31, 2009 were $455,371, a decrease of $431,393, or approximately 49%, from total operating expenses for the year ended December 31, 2008 of $886,764. This decrease is primarily attributable to:

   - an increase of $19,124, or approximately 62%, in professional fees incurred in connection with our SEC filings. This increase is primarily related to increase in audit and accounting fees,

   - a decrease of $191,609, or approximately 75%, in consulting fees in connection with the issuance of our common stock for services rendered and amortization of prepaid expense in connection with deferred compensation in 2008. This decrease is primarily attributable to a decrease in issuance of our common stock for services rendered during the year ended December 31, 2009 as compared to the same period in 2008,

   - a decrease of $287,413, or 66%, in compensation expense to $146,882 for the year ended December 31, 2009 as compared to $434,295 for the year ended December 31, 2008. Compensation expense which includes salaries and stock based compensations to our employees. During the year ended December 31, 2009, we issued 2,000,000 shares of our common stock as compensation to our CEO and an officer in connection with their employment agreements dated January 14, 2008. During the year ended December 31, 2008, the Company issued in aggregate 33,000,000 shares of common stock to our CEO and an officer in connection for their services rendered. Additionally, the decrease is also attributable to the decrease in employees,

   - an increase of $28,505, or approximately 17%, in other selling, general and administrative expenses as a result of increase in legal expenses and office expenses attributable to our subsidiary Genesis Electronics Inc.

 We reported a loss from operations of $376,574 for year ended December 31, 2009 as compared to a loss from operations of $775,246 for the year ended December 31, 2008.

Total other expense for the year ended December 31, 2009 were $200,452, a decrease of $2,100,999, from total other expense for year ended
December 31, 2008 of $2,301,451. This decrease is primarily attributable to:

   - a decrease of $852,606 in interest expense as a result of the assumption of certain convertible debt in connection with a settlement agreement entered into on May 23, 2008. We also recognized a gain on settlement of debt of $469,284 to a former officer of Genesis in connection with this settlement agreement during the year ended December 31, 2008.

   - a decrease of $1,717,602 in impairment expense as a result of our acquisition of Genesis which resulted to a recognition of goodwill. We deemed the acquired goodwill to be impaired and wrote-off the goodwill on the acquisition date.

We reported a net loss of $577,026 or (0.00) per share for the year ended December 31, 2009 as compared to a net loss of $3,076,697 or $(0.05) per share for the year ended December 31, 2008.

LIQUIDITY AND CAPITAL RESOURCES

During the six months ended June 30, 2010, we received net proceeds of $123,755 and subscription receivable of $40,000 from the sale of our common stock. For the six months ended June 30, 2010, we collected subscription receivable of $63,842. These funds were used for working capital purposes.

Net cash used in operating activities for the six months ended June 30, 2010 amounted to $181,794 and was primarily attributable to our net losses of $179,547 offset by depreciation of $336, stock based expense of $10,000, amortization of debt discount of $4,493 and offset by changes in assets and liabilities of $15,963 Net cash used in operating activities for the six months ended June 30, 2009 amounted to $92,489 and was primarily attributable to our net losses of $288,378 offset by depreciation of $337, interest expense of $196,000 in connection with the settlement of a related party loan and changes in assets and liabilities of $448.

Net cash flows provided by financing activities was $163,797 for the six months ended June 30, 2010 as compared to net cash provided by financing activities of $168,979 for the six months ended June 30, 2009, a decrease of $5,182. For the six months ended June 30, 2010, we received proceeds from the sale of common stock and collection of subscription receivable of $187,597 and an offset by payments on related party advances of $23,800. For the six months ended June 30, 2009, we received proceeds from the sale of common stock and collection of subscription receivable of $171,779 offset by payments on related party advances of $2,800.

We reported a net decrease in cash for the six months ended June 30, 2010 of $16,884 as compared to a net increase in cash of $76,490 for the six months ended June 30, 2009. At June 30, 2010, we had cash on hand of $49,185.

During the year ended December 31, 2009, we received net proceeds of $283,796 and subscription receivable of $108,984 from the sale of our common stock. For the year ended December 31, 2009, we collected subscription receivable of $60,417. These funds were used for working capital purposes.

Net cash used in operating activities for the year ended December 31, 2009 amounted to $231,146 and was primarily attributable to our net losses of $577,026 offset by depreciation of $676, stock based expense of $128,690, interest expense of $196,000 in connection with the settlement of a related party loan and changes in assets and liabilities of $20,514. Net cash used in operating activities for the year ended December 31, 2008 amounted to $254,743 and was primarily attributable to our net losses of $3,076,697 offset by stock based compensation of $341,214, amortization of prepaid expense in connection with deferred compensation of $187,585, depreciation of $2,524, impairment expense of $1,717,602, interest expense of $1,049,717 in connection with the settlement agreement and add back of gain on settlement of debt of $469,284 and changes in assets and liabilities of $7,404.

Net cash flows provided by financing activities was $294,896 for the year ended December 31, 2009 as compared to net cash provided by financing activities of $256,212 for the year ended December 31, 2008, an increase of $38,684. For the year ended December 31, 2009, we received proceeds from the sale of common stock and collection of subscription receivable of $283,796, proceeds from a related party of $18,000, offset by payments on related party advances of $6,900. Net cash flows provided by financing activities was $256,212 for the year ended December 31, 2008. For the year ended December 31, 2008, we received proceeds from the sale of common stock of $340,812, proceeds from related parties of $8,000 and offset by payments on related party advances of $92,600.

We reported a net increase in cash for the year ended December 31, 2009 of $63,750 as compared to a net increase in cash of $1,469 for the year ended December 31, 2008. At December 31, 2009, we had cash on hand of $66,069.

CONTRACTUAL OBLIGATIONS AND OFF-BALANCE SHEET ARRANGEMENTS.

The following tables summarize our contractual obligations as of June
30, 2010.

                                                   Payments Due by Period
                             --------------------------------------------------------
                                        Less than                    3-5      5 Years
                             Total        1 Year     1-3 Years      Years        +
                             -----      ---------    ---------      -----     -------
Contractual Obligations:
Notes payable             $   15,647    $      -     $      -      $      -   $      -
Loans payable                 40,000           -            -             -          -
Convertible debt             931,919           -            -             -          -
Loans payable - related
  party                       27,185           -            -             -          -
                          ----------    --------     --------      --------   --------
Total Contractual
  Obligations:            $1,014,751    $      -     $      -      $      -   $      -

License Agreement

In November 2009, we entered into a license agreement with Johns
Hopkins University Applied Physics Lab ("JHU/APL") whereby the Company will have a limited exclusive license to JHU/APL's Integrated Power

Source patents. The patents are for the solar powered cell phone and iPod chargers. We have paid $10,000 and issued 2 million shares of the Company's common stock upon execution of this agreement. Future license payments under the license agreement are as follows:

   Due March 1, 2010                                  $10,000
   Due June 1, 2010                                   $10,000
   Due September 1, 2010                              $10,000
   Due upon the one year anniversary of the license  $125,000

Should we elect not to execute the option to an exclusive license for the patents in advance of the one year anniversary of execution of license agreement, the $125,000 second year anniversary execution fee payment will be reduced to $36,000.

We shall also pay minimum annual royalty payments as defined in the license agreement. The royalty is 6% on net sales of the product sold using the technology under these patents. In addition, we shall pay sales milestone payments as set forth in this license agreement. We may terminate this agreement and the license granted herein, for any reason, upon giving JHU/APL sixty days written notice.

Securities Purchase Agreement

In May 2010, we entered into a Securities Purchase Agreement with Tangiers Investors, LP ("Investor"). We have agreed to issue and sell to the investor pursuant to the terms of this agreement for an aggregate purchase price of up to $5,000,000. The purchase price shall be set at 85% of the lowest volume weighted average price of our common stock during the pricing period as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board. We shall prepare and file a Registration Statement with the Securities and Exchange Commission and shall cause such Registration statement to be declared effective prior to the first sale to the investor of our common stock. We agree to pay the Investor a commitment fee of 3,000,000 shares of our common stock pursuant to the Securities Purchase Agreement. On August 5, 2010, we entered into an amendment agreement with the debenture holder whereby the debenture shall be convertible at a fixed conversion price $0.005 per share.

Secured Convertible Debenture

In May 2010, we issued a 9% Secured Convertible Debenture for $20,000 to Tangiers Investors, LP. This debenture matures on December 23, 2010. We may prepay any portion of the principal amount at 150% of such amount along with the accrued interest. This debenture including interest shall be convertible into shares of our common stock at the lower of $0.01 per share or a price of 70% of the average of the two lowest volume weighted average price determined on the then current trading market for ten trading days prior to conversion at the option of the holder.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder's equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the FASB issued Accounting Standards Update No. 2009-01, "Generally Accepted Accounting Principles" (ASC Topic 105) which establishes the FASB Accounting Standards Codification as the official single source of authoritative U.S. generally accepted accounting principles. All existing accounting standards are superseded. All other accounting guidance not included in the Codification will be considered non-authoritative. The Codification also includes all relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections within the Codification.

Following the Codification, the Board will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

The Codification is not intended to change GAAP, but it will change the way GAAP is organized and presented. The Codification is effective for our third-quarter 2009 financial statements and the principal impact on our financial statements is limited to disclosures as all future references to authoritative accounting literature will be referenced in accordance with the Codification.

In May 2009, the FASB issued (ASC Topic 855), "Subsequent Events". This guidance is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. It is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this guidance did not have a material impact on our consolidated financial statements.

In June 2009, the FASB issued ASC Topic 810-10, "Amendments to FASB Interpretation No. 46(R)". This updated guidance requires a qualitative approach to identifying a controlling financial interest in a variable interest entity, and requires ongoing assessment of whether an entity is a VIE and whether an interest in a VIE makes the holder the primary beneficiary of the VIE. It is effective for annual reporting periods beginning after November 15, 2009. The adoption of ASC Topic 810-10 did not have a material impact on the results of operations and financial condition.

In October 2009, the FASB issued ASU No. 2009-13, "Multiple-Deliverable Revenue Arrangements." This ASU establishes the accounting and reporting guidance for arrangements including multiple revenue-generating activities. This ASU provides amendments to the criteria for separating deliverables, measuring and allocating arrangement consideration to one or more units of accounting. The amendments in this ASU also establish a selling price hierarchy for determining the selling price of a deliverable. Significantly enhanced disclosures are also required to provide information about a vendor's multiple-deliverable revenue arrangements, including information about the nature and terms, significant deliverables, and its performance within arrangements. The amendments also require providing information about the significant judgments made and changes to those judgments and about how the application of the relative selling-price method affects the timing or amount of revenue recognition. The amendments in this ASU are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. Early application is permitted. The Company is currently evaluating this new ASU.

In October 2009, the FASB issued ASU No. 2010-14, "Certain Revenue Arrangements That Include Software Elements." This ASU changes the accounting model for revenue arrangements that include both tangible products and software elements that are "essential to the functionality," and scopes these products out of current software revenue guidance. The new guidance will include factors to help companies determine what software elements are considered "essential to the functionality." The amendments will now subject software-enabled products to other revenue guidance and disclosure requirements, such as guidance surrounding revenue arrangements with multiple-deliverables.

The amendments in this ASU are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. Early application is permitted. The Company is currently evaluating this new ASU.

In January 2010, the FASB issued Accounting Standards Update ("ASU") No. 2010-06, "Improving Disclosures about Fair Value Measurements" an amendment to ASC Topic 820, "Fair Value Measurements and
Disclosures." This amendment requires an entity to: (i) disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers and (ii) present separate information for Level 3 activity pertaining to gross purchases, sales, issuances, and settlements. ASU No. 2010-06 is effective for the Company for interim and annual reporting beginning after December 15, 2009, with one new disclosure effective after December 15, 2010. The adoption of ASU No. 2010-06 did not have a material impact on the results of operations and financial condition.

In February 2010, the FASB issued Accounting Standards Update 2010-09, Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-09"). ASU 2010-09 amends the guidance issued in ASC 855, Subsequent Events, by not requiring SEC filers to disclose the date through which an entity has evaluated subsequent events. ASU 2010-09 was effective upon issuance. There was not a material impact from the adoption of this guidance on our consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.


             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                     AND DIRECTOR INDEPENDENCE

During fiscal year 2009 an officer of the Company advanced funds to the Company for working capital purposes. The advances are non-interest bearing and are payable on demand. At June 30, 2010 and December 31, 2009, the Company owed this related party $16,685 and $40,485, respectively.

Director Independence

Our board of directors are not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.
During the fiscal year ended December 31, 2009, there were no transactions with related persons other than as described in the section above entitled "Item 11. Executive Compensation.


      MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Bulletin Board
("OTCBB"), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol "GEGI"

   a) Market Information. The registrant began trading publicly on the NASD Over the Counter Bulletin Board in June 2006 under the symbol "PRCC".

The following table sets forth the range of high and low bid quotations for the registrant's common stock as reported on the NASD Bulletin Board. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

          Quarter Ended          High Bid     Low Bid
               3/31/08             $0.32        $0.28
               6/30/08             $0.19        $0.18
               9/30/08             $0.042       $0.042
              12/31/08             $0.04        $0.035

               3/31/09             $0.18        $0.003
               6/30/09             $0.097       $0.008
               9/30/09             $0.05        $0.02
              12/31/09             $0.04        $0.02
               3/31/10             $0.17        $0.15
               6/30/10             $0.12        $.07

   b) Holders. The approximate number of record holders of the registrant is 379.

   c) Dividends. Holders of the registrant's common stock are entitled to receive such dividends as may be declared by its board of directors. No dividends on the registrant's common stock have ever bee paid, and the registrant does not anticipate that dividends will be paid on the common stock in the foreseeable future.

   d) Securities authorized for issuance under equity compensation plans. No securities are authorized for issuance by the registrant under equity compensation plans.

                        EXECUTIVE COMPENSATION

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executives compensation with the achievement of our short- and long-term business objectives.

The board of directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Employment Contracts and Termination of Employment and Change-in
Control Arrangements.

The registrant entered into an employment agreement on January 14, 2008 with Edward C. Dillon, its chief executive officer which expires in
January 2013.   The employment agreement calls for an issuance of
500,000 free trading shares of our common stock. Additionally, based on this agreement, the registrant shall issue 1,000,000 restricted shares of common stock during each fiscal year of the term of this agreement.

The registrant entered into an employment agreement on January 14, 2008 with Raymond Purdon, an officer of the registrant which expires in
January 2013.   The employment agreement calls for an issuance of
500,000 free trading shares of the registrant's common stock.

Additionally, based on this agreement, the registrant shall issue
1,000,000 restricted shares of common stock during each fiscal year of the term of this agreement.

Directors' Compensation.

We do not have any standard arrangements by which directors are
compensated for any services provided as a director.   No cash has been
paid to the directors in their capacity as such.

Retirement Benefits

Currently, we do not provide any company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites

We have historically, provided only modest perquisites to our named executive officers. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our board of directors.

                       Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2009.

For definitional purposes in this annual report these individuals are sometimes referred to as the "named executive officers." The value attributable to any option awards is computed in accordance with ASC Topic 718.

                                          SUMMARY COMPENSATION TABLE
                                          --------------------------
                                                                             NONQUALIFIED
                                                              NON-EQUITY       DEFERRED       ALL
NAME AND                                 STOCK    OPTION    INCENTIVE PLAN   COMPENSATION    OTHER
PRINCIPAL             SALARY    BONUS    AWARDS   AWARDS     COMPENSATION      EARNINGS   COMPENSATION   TOTAL
POSITION      YEAR      ($)      ($)      ($)      ($)            ($)             ($)          ($)         ($)
-----------   ----   -------   ------   ------   -------   --------------   ------------   ------------  -------
Edward C Dillon(1)
Chief Executive
Officer
              2009        0     $  -    $31,000       -        $    -         $    -        $    -     $31,000
              2008        0     $  -   $137,600       -        $    -         $    -        $    -    $137,600
Nelson Stark (2)
Chief Financial
Officer
              2009   $7,500     $  -    $1,550     $  -        $    -         $    -        $    -      $9,050
              2008   $7,500     $  -      $200     $  -        $    -         $    -        $    -      $7,700

(1) Mr. Dillon has served as our president and CEO since April 2006. Mr. Dillon's fiscal 2009 compensation included stock awards of 1,000,000 shares of our common stock which were valued at $31,000.
Mr. Dillon's fiscal 2008 compensation included stock awards of 18,500,000 shares of our common stock which were valued at $137,600.

(2) Mr. Stark has served as our CFO since April 2006. In addition to his salary, Mr. Stark's fiscal 2009 compensation included stock awards of 50,000 shares of our common stock which were valued at $1,550. In addition to his salary, Mr. Stark's fiscal 2008 compensation included stock awards of 100,000 shares of our common stock which were valued at $200.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding stock options to the registrant's sole executive officer:

Option Awards
Outstanding Equity Awards at December 31, 2009

                                   Equity        Equity
                                  Incentive     Incentive
                                    Plan           Plan
                                    Awards:      Awards:
                                  Number of      Number of
                    Number of     Securities    Securities
                    Securities    Underlying    Underlying
                    Underlying    Unexercised   Unexercised   Option        Option
                    Unexercised    Unearned      Unearned    Exercise     Expiration
                    options        Options       Options in    Price         Date
Name                   (#)            (#)           (#)         ($)           ($)
----------------    ----------    ------------    --------    -------     -----------
Edward C. Dillon    1,000,000                                   $.40   One year after the
Exec. Vice Pres.                                                       effective date of
                                                                       the registration

                       Option Awards (Continued)
            Outstanding Equity Awards at December 31, 2009

                                                                 Equity
                                                                Incentive
                                                  Equity       Plan Awards:
                                                 Incentive       Market or
                                 Market Value   Plan Awards:       Payout
                    Number        of Shares     Number of         Value of
                    Number of     or Units       Unearned         Unearned
                    Shares or    of Shares        Shares,          Shares,
                    Units of     or Units        Units or         Units or
                      Stock      of Stock       Other Rights    Other Rights
                    that have    that have       that have       that have
                    not vested   not vested      not vested      not vested
Name                   (#)            ($)           (#)              ($)
----------------    ----------    ------------    --------      ------------
Edward C. Dillon        -              -          1,000,000          $0
Exec. Vice Pres.

Unaudited Financial Statements:

Consolidated Balance Sheets as of June 30, 2010 and December 31, 2009 Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2010 and 2009
Consolidated Statements of Cash Flows for Three and Six Months Ended June 30, 2010 and 2009
Notes to Financial Statements


Audited Financial Statements:

Reports of Independent Registered Public Accounting Firms
Consolidated Balance Sheets as of December 31, 2009 and 2008;
Consolidated Statements of Operations for the years ended December 31, 2009 and 2008;
Consolidated Statement of Changes in Stockholders' Equity (Deficit) for the years ended December 31, 2009 and 2008;
Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008;
Notes to Financial Statements

             GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
                       CONSOLIDATED BALANCE SHEETS

                                                       Year ended
                                  June 30, 2010    December 31, 2009
                                  -------------    -----------------
                                   (Unaudited)         (Audited)

                            ASSETS
CURRENT ASSETS:
  Cash                             $    49,185           $    66,069
  Prepaid expense and other
   current asset                        34,160                14,160
                                   -----------           -----------
      Total current assets              83,345                80,229

PROPERTY AND EQUIPMENT, net                359                   695
                                   -----------           -----------
Total assets                       $    83,704           $    80,924
                                   ===========           ===========

           LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable and accrued
   expenses                        $   168,962           $   184,857
  Secured convertible debenture,
   net of debt discount                  4,493                     -
  Convertible debt                     931,919               931,919
  Note payable                          15,647                15,647
  Loans payable                         40,000                40,000
  Due to related party                  16,685                40,485
  Deferred revenue                         108                   176
                                   -----------           -----------
      Total current liabilities      1,177,814             1,213,084
                                   -----------           -----------
 STOCKHOLDERS' DEFICIT:
  Common stock, $0.001 par value,
   300,000,000 authorized,
   159,396,906 and 152,644,072
   issued and outstanding, at June
   30, 2010 and December 31, 2009,
   respectively                        159,397               152,644
  Additional paid-in capital         7,066,838             6,879,836
  Accumulated deficit               (8,270,470)           (8,090,923)
  Subscription receivable              (49,875)              (73,717)
                                   -----------           -----------
    Total stockholders' deficit     (1,094,110)           (1,132,160)
                                   -----------           -----------
 Total liabilities and stockholders'
  deficit                          $    83,704           $    80,924
                                   ===========           ===========

        See notes to unaudited consolidated financial statements.

             GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF OPERATIONS

                             For the Three Months Ended    For the Six Months Ended
                                       June 30,                     June 30,
                             --------------------------    ------------------------
                               2010              2009        2010            2009
                               ----              ----        ----            ----
                           (Unaudited)        (Unaudited) (Unaudited)    (Unaudited)
                           ---------------------------------------------------------
Net Sales                  $    8,355         $   24,117   $   16,017     $   54,661
                           ----------         ----------   ----------     ----------
Operating expenses:
  Professional fees            18,631             18,555       29,664         23,055
  Consulting fees               2,020              8,339       18,400         18,240
  Compensation                 29,520             21,010       50,160         39,542
Other selling, general
   and administrative          44,939             38,621       90,369         63,976
                           ----------         ----------   ----------     ----------
      Total operating
       expenses                95,110             86,525      188,593        144,813
                           ----------         ----------   ----------     ----------
Loss from operations          (86,755)           (62,408)    (172,576)       (90,152)
                           ----------         ----------   ----------     ----------
Other income (expenses):
  Interest expense             (5,858)          (197,113)      (6,971)      (198,226)
                           ----------         ----------   ----------     ----------
Total other income
       (expenses)              (5,858)          (197,113)      (6,971)      (198,226)
                           ----------         ----------   ----------     ----------
Loss before provision for
 income taxes                 (92,613)          (259,521)    (179,547)      (288,378)
                           ----------         ----------   ----------     ----------
Provision for income taxes          -                  -            -              -
                           ----------         ----------   ----------     ----------
Net loss                   $  (92,613)        $ (259,521)  $ (179,547)    $ (288,378)
                           ==========         ==========   ==========     ==========
Net loss per common share
 - basic and diluted       $        -         $        -   $        -     $        -
                           ==========         ==========   ==========     ==========
Weighted average number
 of shares outstanding
 - basic and diluted      158,084,352        136,387,928  155,583,217    125,444,427
                          ===========        ===========  ===========    ===========

           See notes to unaudited consolidated financial statements.

                  GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               For the Six Months Ended
                                                       June 30,
                                               ------------------------
                                                  2010          2009
                                               ------------------------
                                              (Unaudited)   (Unaudited)
                                               ---------     ---------
Cash flows from operating activities:
  Net loss                                     $(179,547)    $(288,378)
  Adjustments to reconcile net loss to
   net cash used in operations:
    Depreciation                                     336           337
    Bad debts                                          -             -
    Common stock issued for services              10,000             -
    Amortization of debt discount                  4,493             -
    Interest expense for the settlement of a
     related party loan                                -       196,000
  Changes in assets and liabilities:
    Accounts receivable                                -        10,909
    Prepaid expenses and other                         -       (11,000)
    Accounts payable and accrued expenses        (15,895)            -
    Deferred revenues                                (68)         (357)
                                               ---------     ---------
      Total adjustments                           (1,134)      195,889
                                               ---------     ---------
Net cash used in operating activities           (180,681)      (92,489)
                                               ---------     ---------
Cash flows from financing activities:
  Proceeds from sale of common stock             187,597       171,779
  Payments on related party advances             (23,800)       (2,800)
                                               ---------     ---------
Net cash provided by financing activities        163,797       168,979
                                               ---------     ---------
Net increase (decrease) in cash                  (16,884)       76,490

Cash - beginning of the period                    66,069         2,319
                                               ---------     ---------
Cash - end of the period                       $  49,185     $  78,809
                                               =========     =========

Supplemental disclosure of cash flow information:
  Cash paid for:
   Interest                                    $       -     $       -
                                               =========     =========
   Income taxes                                $       -     $       -
                                               =========     =========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Secured convertible debenture issued in
   connection with Securities Purchase
   Agreement                                   $  20,000     $       -
                                               =========     =========
  Common stock issued for settlement of loans  $       -     $  49,000
                                               =========     =========

     See notes to unaudited consolidated financial statements.

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-
Q. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the financial statements for the year ended December 31, 2009 and notes thereto contained in the Report on Form 10-K of Genesis Electronic Group, Inc. and Subsidiary ("our Company" or the "Company") as filed with the Securities and Exchange Commission (the "Commission"). The results of operations for the six months ended June 30, 2010 are not necessarily indicative of the results for the full fiscal year ending December 31, 2010.

The unaudited consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The unaudited consolidated statements include the accounts of Genesis Electronics Group, Inc. and its wholly-owned subsidiary. All significant inter-company balances and transactions have been eliminated.

ASB Accounting Standards Codification

The issuance by the FASB of the Accounting Standards CodificationTM (the "Codification") on July 1, 2009 (effective for interim or annual reporting periods ending after September 15, 2009), changes the way that GAAP is referenced. Beginning on that date, the Codification officially became the single source of authoritative nongovernmental GAAP; however, SEC registrants must also consider rules, regulations, and interpretive guidance issued by the SEC or its staff. The change affects the way the Company refers to GAAP in financial statements and in its accounting policies. All existing standards that were used to create the Codification became superseded. Instead, references to standards consist solely of the number used in the Codification's structural organization.

Organization

Genesis Electronics Group, Inc. formerly Pricester.com, Inc. was incorporated under the name Pricester, Inc. on April 19, 2001 in the State of Florida. Pursuant to Articles of Amendment filed on February 24, 2009, the name of the registrant was changed to Genesis Electronics Group, Inc.

On February 11, 2005, Pricester.Com (the "Company") merged into Pricester.com, Inc, ("BA22") a public non-reporting company (that was initially incorporated in Nevada in March 1998 as Business Advantage #22, Inc). BA22 acquired 100% of the Company's outstanding common stock by issuing one share of its common stock for each share of the Company's then outstanding common stock of 21,262,250 shares. The acquisition was treated as a recapitalization for accounting purposes.

Through December 31, 2005, the Company was a developmental stage e-commerce company. The Company currently operates an e-commerce website that enables any business to establish a fully functional online retail presence. Pricester.com is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for listed products and services.

In May 2008, the Company obtained through a vote of majority of its shareholders the approval to increase the authorized common shares from 50,000,000 to 300,000,000 shares of common stock at $0.001 par value.

On May 22, 2008, the Company completed a share exchange with Genesis Electronics, Inc., a Delaware corporation ("Genesis") which is described below.

The share exchange is being accounted for as a purchase method acquisition pursuant to FASB ASC 805 "Business Combinations".
Accordingly, the purchase price was allocated to the fair value of the assets acquired and the liabilities assumed. The Company is the acquirer for accounting purposes and Genesis is the acquired company.

Genesis was originally formed in Delaware on October 22, 2001 and is engaged on the development of solar and alternative energy applications for consumer devices such as mobile phones.

In November 2008, the Company obtained through a vote of majority of its shareholders the approval to change the Company's name to Genesis Electronics Group, Inc. In February 2009, the Company filed an amendment to its Articles of Incorporation with the Secretary of State of Nevada. The Company changed its name to Genesis Electronics Group, Inc.

Acquisition of Genesis

On May 22, 2008, the Company entered into an Agreement and Plan of Share Exchange (the "Acquisition Agreement") by and among the Company, Genesis Electronics, Inc. ("Genesis") and the Genesis Stockholders. Upon closing of the merger transaction contemplated under the Acquisition Agreement (the "Acquisition"), on May 22, 2008 the Company acquired all of the outstanding common shares of Genesis and Genesis became a wholly-owned subsidiary of the Company.

The share exchange consideration included the issuance of 1,907,370 shares of the Company's stock valued at $0.03 per share. The total purchase price was common stock valued at $57,144.

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with FASB ASC 805 "Business Combinations". The Company is the acquirer for accounting purposes and Genesis is the acquired company. Accordingly, the Company applied push-down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the Subsidiary, Genesis Electronics, Inc.

The net purchase price, including acquisition costs paid by the Company, was allocated to the liabilities assumed on the records of the Company as follows:

Goodwill                       $ 1,717,602
Liabilities assumed             (1,660,458)
                               -----------
Net purchase price             $    57,144
                               ===========

Since the Company has minimal revenues, has incurred losses and cash used in operations, the Company deemed the acquired goodwill to be impaired and wrote-off the goodwill on the acquisition date.
Accordingly, during fiscal year 2008, the Company recorded an impairment of goodwill of $1,717,602 on the accompanying statement of operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in 2010 and 2009 include the valuation of stock-based compensation, and the useful life of property, equipment, website development.

Cash and Cash Equivalents

For purposes of the unaudited consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted FASB ASC 820, "Fair Value Measurements and Disclosures" ("ASC 820"), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company's financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

   Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

   Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

   Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity's own assumptions.

Cash and cash equivalents include money market securities that are considered to be highly liquid and easily tradable as of June 30, 2010 and 2009. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.

In addition, FASB ASC 825-10-25 Fair Value Option was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

The carrying amounts reported in the consolidated balance sheet for cash, accounts payable, accrued expenses, loans payable, notes payable, due to related parties and deferred revenue approximate their fair market value based on the short-term maturity of these instruments.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to seven years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Website Development

Costs that the Company has incurred in connection with developing the Company's websites are capitalized and amortized using the straight-line method over expected useful lives of three years.

Impairment of Long-lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-

15, "Impairment or Disposal of Long-Lived Assets". The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the six months ended June 30, 2010 and 2009.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board, or FASB, issued FASB ASC Topic 718: Compensation - Stock Compensation ("ASC 718"). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under ASC 718. Upon adoption of ASC 718, the Company elected to value employee stock options using the Black-Scholes option valuation method that uses assumptions that relate to the expected volatility of the Company's common stock, the expected dividend yield of our stock, the expected life of the options and the risk free interest rate. Such compensation amounts, if any, are amortized over the respective vesting periods or period of service of the option grant. For the six months ended June 30, 2010, the Company did not grant any stock options to employees.

Net Loss per Common Share

Net loss per common share are calculated in accordance with ASC Topic 260: Earnings Per Share. Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. As of June 30, 2010 and 2009, there were options and warrants to purchase 2,025,000 shares of common stock and 4,000,000 shares equivalent issuable pursuant to embedded conversion features which could potentially dilute future earnings per share.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes. Deferred income tax assets and liabilities are computed for differences between the carrying amounts of assets and liabilities for financial statement and tax purposes. Deferred income tax assets are required to be reduced by a valuation allowance when it is determined that it is more likely than not that all or a portion of a deferred tax asset will not be realized. In determining the necessity and amount of a valuation allowance, management considers current and past performance, the operating market environment, tax planning strategies and the length of tax benefit carryforward periods.

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no effect on the Company's consolidated financial statements.

Research and Development

Research and development costs, if any, are expensed as incurred.

Related Parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Subsequent Events

For purposes of determining whether a post-balance sheet event should be evaluated to determine whether it has an effect on the financial statements for the period ending June 30, 2010, subsequent events were evaluated by the Company as of August 12, 2010, the date on which the unaudited consolidated financial statements at and for the period ended June 30, 2010, were available to be issued.

Revenue Recognition

The Company follows the guidance of the FASB ASC 605-10-S99 "Revenue Recognition Overall - SEC Materials. The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company has three primary revenue sources: website design, transaction fees, and hosting fees.

   - Website design revenue is recognized as earned when the website is complete, control is transferred and the customer has accepted its website, usually within seven days of the order.
   - Transaction fee income comprises fees charged for use of credit cards or other forms of payment in the purchase of items sold on the customers' websites. The transaction fee income is recognized as earned when funds transfers (via credit card or other forms of payments) between the buyer and seller has been authorized.
   - Revenues from website hosting fees are recognized when earned. Web hosting fees received in advance are reflected as deferred revenue on the accompanying balance sheet.

Recently Issued Accounting Pronouncements

In June 2009, the FASB issued Accounting Standards Update No. 2009-01, "Generally Accepted Accounting Principles" (ASC Topic 105) which establishes the FASB Accounting Standards Codification ("the Codification" or "ASC") as the official single source of authoritative U.S. generally accepted accounting principles ("GAAP"). All existing accounting standards are superseded. All other accounting guidance not included in the Codification will be considered non-authoritative. The Codification also includes all relevant Securities and Exchange Commission ("SEC") guidance organized using the same topical structure in separate sections within the Codification.

Following the Codification, the Board will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASU") which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

The Codification is not intended to change GAAP, but it will change the way GAAP is organized and presented. The Codification is effective for our third-quarter 2009 financial statements and the principal impact on our financial statements is limited to disclosures as all future references to authoritative accounting literature will be referenced in accordance with the Codification.

In May 2009, the FASB issued (ASC Topic 855), "Subsequent Events" (ASC Topic 855). This guidance is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. It is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this guidance did not have a material impact on our consolidated financial statements.

In June 2009, the FASB issued ASC Topic 810-10, "Amendments to FASB Interpretation No. 46(R)". This updated guidance requires a qualitative approach to identifying a controlling financial interest in a variable interest entity (VIE), and requires ongoing assessment of whether an entity is a VIE and whether an interest in a VIE makes the holder the primary beneficiary of the VIE. It is effective for annual reporting periods beginning after November 15, 2009. The adoption of ASC Topic 810-10 did not have a material impact on the results of operations and financial condition.

In October 2009, the FASB issued ASU No. 2009-13, "Multiple-Deliverable Revenue Arrangements." This ASU establishes the accounting and reporting guidance for arrangements including multiple revenue-generating activities. This ASU provides amendments to the criteria for separating deliverables, measuring and allocating arrangement consideration to one or more units of accounting. The amendments in this ASU also establish a selling price hierarchy for determining the selling price of a deliverable. Significantly enhanced disclosures are also required to provide information about a vendor's multiple-deliverable revenue arrangements, including information about the nature and terms, significant deliverables, and its performance within arrangements. The amendments also require providing information about the significant judgments made and changes to those judgments and about how the application of the relative selling-price method affects the timing or amount of revenue recognition. The amendments in this ASU are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. Early application is permitted. The Company is currently evaluating this new ASU.

In October 2009, the FASB issued ASU No. 2010-14, "Certain Revenue Arrangements That Include Software Elements." This ASU changes the accounting model for revenue arrangements that include both tangible products and software elements that are "essential to the functionality," and scopes these products out of current software revenue guidance. The new guidance will include factors to help companies determine what software elements are considered "essential to the functionality." The amendments will now subject software-enabled products to other revenue guidance and disclosure requirements, such as guidance surrounding revenue arrangements with multiple-deliverables. The amendments in this ASU are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. Early application is permitted. The Company is currently evaluating this new ASU.

In January 2010, the FASB issued Accounting Standards Update ("ASU") No. 2010-06, "Improving Disclosures about Fair Value Measurements" an amendment to ASC Topic 820, "Fair Value Measurements and
Disclosures." This amendment requires an entity to: (i) disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers and (ii) present separate information for Level 3 activity pertaining to gross purchases, sales, issuances, and settlements. ASU No. 2010-06 is effective for the Company for interim and annual reporting beginning after December 15, 2009, with one new disclosure effective after December 15, 2010. The adoption of ASU No. 2010-06 did not have a material impact on the results of operations and financial condition.

In February 2010, the FASB issued Accounting Standards Update 2010-09, Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-09"). ASU 2010-09 amends the guidance issued in ASC 855, Subsequent Events, by not requiring SEC filers to disclose the date through which an entity has evaluated subsequent events. ASU 2010-09 was effective upon issuance. There was not a material impact from the adoption of this guidance on our consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2 - PROPERTY AND EQUIPMENT

At June 30, 2010, property and equipment consist of the following:

                                             Useful Life
                                               (Years)
                                             -----------
  Computer equipment and software                  5        $ 12,542
  Office furniture and fixtures and
    equipment                                      7           4,328
                                                            --------
                                                              16,870
  Less accumulated depreciation                              (16,511)
                                                            --------
                                                            $    359
                                                            ========

At December 31, 2009, property and equipment consist of the following:

                                             Useful Life
                                               (Years)
                                             -----------
  Computer equipment and software                  5        $ 12,542
  Office furniture and fixtures and
    equipment                                      7           4,328
                                                            --------
                                                              16,870
  Less accumulated depreciation                              (16,175)
                                                            --------
                                                            $    695
                                                            ========

For the six months ended June 30, 2010 and 2009, depreciation expense amounted to $336 and $337, respectively.

NOTE 3 - LOANS PAYABLE

On May 22, 2008, in connection with the acquisition, the Company assumed loans payable from certain third parties. These loans bear 8% interest per annum and are payable on demand. As of June 30, 2010, loans payable and related accrued interest amounted to $40,000 and $13,171, respectively. As of December 31, 2009, loans payable and related accrued interest amounted to $40,000 and $11,571, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

An officer of the Company advance funds to the Company for working capital purposes. The advances are non-interest bearing and are payable on demand. At June 30, 2010 and December 31, 2009, the Company owed this related party $16,685 and $40,485, respectively.

NOTE 5 - NOTE PAYABLE

On May 22, 2008, in connection with the acquisition, the Company assumed a note payable from a third party. These loans bear 8% interest per annum and is payable on demand. As of June 30, 2010, note payable and related accrued interest amounted to $15,647 and $8,106, respectively. As of December 31, 2009, note payable and related accrued interest amounted to $15,647 and $7,480, respectively.

NOTE 6 - CONVERTIBLE DEBT

On May 22, 2008, in connection with the acquisition, the Company assumed certain debts from a third party, Corporate Debt Solutions ("Corporate Debt") amounting to $1,049,717. Corporate Debt assumed a total of $1,049,717 of promissory notes issued by two former officers of Genesis and a certain third party. These promissory notes were issued to the Company's subsidiary, Genesis. Immediately following the closing of the acquisition agreement, on May 23, 2008, the Company entered into a settlement agreement with Corporate Debt Solutions ("Corporate Debt"). Pursuant to the settlement agreement, the Company shall issue shares of common stock and deliver to Corporate Debt, to satisfy the principal and interest due and owing through the issuance of freely trading securities of up to 100,000,000 shares. The parties have agreed that Corporate Debt shall have no ownership rights to the Settlement Shares not yet issued until it has affirmed to the Company that it releases the Company for the proportionate amount of claims represented by each issuance. The said requested number of shares of common stock is not to exceed 4.99% of the outstanding stock of the Company at any one time. In connection with this settlement agreement, the Company recorded and deemed such debt as a convertible liability with a fixed conversion price of $0.01. Accordingly, the Company recognized a total debt discount of $1,049,717 due to a beneficial conversion feature and such debt discount was immediately amortized to interest expense during fiscal year 2008.

In June 2008, the Company issued 2,223,456 shares in connection with the conversion of this convertible debt. The fair value of such shares issued amounted to approximately $23,346.

Between July 2008 and August 2008, the Company issued 8,995,374 shares in connection with the conversion of this convertible debt. The fair value of such shares issued amounted to approximately $94,452.

At June 30, 2010 and December 31, 2009, convertible debt amounted to
$931,919.

NOTE 7 - SECURED CONVERTIBLE DEBENTURE

In May 2010, the Company issued a 9% Secured Convertible Debenture for $20,000 to Tangiers Investors, LP in connection with the Securities Purchase agreement (see Note 9). This debenture matures on December 23, 2010. The Company may prepay any portion of the principal amount at 150% of such amount along with the accrued interest. This debenture including interest shall be convertible into shares of the Company's common stock at the lower of $0.01 per share or a price of 70% of the average of the two lowest volume weighted average price determined on the then current trading market for ten trading days prior to conversion at the option of the holder. On August 5, 2010, the Company entered into an amendment agreement with the debenture holder whereby the debenture shall be convertible at a fixed conversion price $0.005 per share.

In accordance with ASC 470-20-25, the convertible debentures were considered to have an embedded beneficial conversion feature (BCF) because the effective conversion price was less than the fair value of the Company's common stock. These convertible debentures were fully convertible at the issuance date, therefore the portion of proceeds allocated to the convertible debentures of $20,000 was determined to be the value of the beneficial conversion feature and was recorded as a debt discount and is being amortized over the term of this debenture. Additionally, the Company evaluated whether or not the convertible debt contains embedded conversion options, which meet the definition of derivatives under ASC 815-15 "Accounting for Derivative Instruments and

Hedging Activities" and related interpretations. The Company concluded that since the convertible debt currently has a fixed conversion price of $0.005, the convertible debt is not a derivative.

At June 30, 2010, convertible debenture consisted of the following:

                                           June 30, 2010
                                           -------------
Secured convertible debenture                $ 20,000

Less: debt discount                           (15,507)
                                             --------
Secured convertible debenture - net          $  4,493

As of June 30, 2010, amortization of debt discount amounted to $4,493 and is included in interest expense. As of June 30, 2010, accrued interest on this debenture amounted to $251.

NOTE 8 - GOING CONCERN

The accompanying unaudited consolidated financial statements are prepared assuming the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company was in the development stage through December 31, 2005 and has an accumulated deficit of $8,270,470, had net losses, negative working capital and negative cash flows from operations for the six months ended June 30, 2010 of $179,547, $1,094,469 and $181,794 respectively. While the Company is attempting to increase revenues, the growth has not been significant enough to support the Company's daily operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. For the six months ended June 30, 2010, the Company sold 3,502,834 common shares for net proceeds of $123,755 and subscription receivable of $40,000. For the six months ended June 30, 2010 the Company collected subscription receivable of $63,842.

Management is attempting to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company shareholders have continued to advance funds to the Company but there can be no assurance that future advances will be made available.

The Company's limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition. These financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 9 - STOCKHOLDERS' DEFICIT

Common Stock

For the six months ended June 30, 2010, the Company received net proceeds of $123,755 and subscription receivable of $40,000 from the sale of 3,502,834 shares of the Company's common stock.

For the six months ended June 30, 2010, the Company collected subscription receivable of $63,842.

In February 2010, the Company issued 250,000 shares of common stock for public relation services rendered. The Company valued these common shares at the fair value on the date of grant at $.04 per share or $10,000. In connection with issuance of these shares, the Company recorded stock-based consulting expense of $10,000 during the six months ended June 30, 2010.

In May 2010, the Company entered into a Securities Purchase Agreement with Tangiers Investors, LP ("Investor"). The Company has agreed to issue and sell to the investor pursuant to the terms of this agreement for an aggregate purchase price of up to $5,000,000. The purchase price shall be set at 85% of the lowest volume weighted average price of the Company's common stock during the pricing period as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board. The Company shall prepare and file a Registration Statement with the Securities and Exchange Commission and shall cause such Registration statement to be declared effective prior to the first sale to the investor of the Company's common stock. The Company agrees to pay the Investor a commitment fee of 3,000,000 shares of the Company's common stock pursuant to the Securities Purchase Agreement. The Company valued these common shares at par value and has been allocated against additional paid in capital.

Stock Options

A summary of the stock options as of June 30, 2010 and changes during the periods is presented below:

                                                  Weighted Average
                               Number of Options   Exercise Price
                               -----------------  ----------------
Balance at beginning of year        2,025,000          $  0.40
Granted                                     -                -
Exercised                                   -                -
Cancelled                                   -                -
                                    ---------          -------
Balance at end of period            2,025,000          $  0.40
                                    =========          =======
Options exercisable at end of
  period                            2,025,000          $  0.40
                                    =========          =======

The following table summarizes the Company's stock option outstanding at June 30, 2010:

                              OPTIONS OUTSTANDING AND EXERCISABLE
                              -----------------------------------

                                         WEIGHTED       WEIGHTED
                                          AVERAGE       AVERAGE
          RANGE OF                       REMAINING      EXERCISE
      EXERCISE PRICE       NUMBER          LIFE          PRICE
      --------------       ------        ---------      --------
           $ 0.40        2,025,000     1 year after       0.40
                                       effective
                                       registration


NOTE 10 - SUBSEQUENT EVENTS

In July 2010, the Company received net proceeds of approximately $6,000 from the sale of 100,000 shares of the Company's common stock.

In July 2010, in connection with a consulting agreement, the Company issued 350,000 shares of common stock for Public relations and marketing services until September 15, 2010. The Company valued these common shares at the fair value on the date of grant at $.08 per share or $28,000. The Company may extend the term of this agreement until December 1, 2010 in exchange for an additional 300,000 shares of common stock.

In July 2010, the Company issued in aggregate 2,000,000 shares of common stock to the Company's CEO and an officer of the Company in connection with their employment agreements. The Company valued these common shares at the fair market value on the date of grant at $.08 per share or $160,000 and has been recorded as stock-based compensation.

On August 5, 2010, in connection with the Secured Convertible Debenture dated in May 2010, the Company entered into an amendment agreement with the debenture holder whereby the debenture shall be convertible at a fixed conversion price of $0.005 per share.

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Genesis Electronics Group, Inc.
Hollywood, Florida

We have audited the accompanying consolidated balance sheet of Genesis Electronics Group, Inc. and Subsidiary as of December 31, 2009 and 2008, and the related consolidated statement of operations, changes in stockholders' deficit and cash flow for the years ended. This consolidated financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statement referred to above present fairly, in all material respects, the financial position of Genesis Electronics Group, Inc. and Subsidiary as of as of December 31, 2009 and 2008, and the result of their operations and their cash flow for the year ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has an accumulated deficit of $8,090,923 and has net losses and cash used in operations of $577,026 and $231,146, respectively, for the year ended December 31, 2009. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 8. The consolidated financial statement does not include any adjustments that might result from the outcome of this uncertainty.


/s/Larry O'Donnell & Co., CPA P.C
Certified Public Accountants
Aurora, Colorado
March 30, 2010

             GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
                  CONSOLIDATED BALANCE SHEETS

                                               Year ended
                                               ----------
                                  December 31, 2009   December 31, 2008
                                  -----------------   -----------------
                      ASSETS

Current Assets:
  Cash                             $    66,069          $     2,319
  Prepaid expense and other
    current asset                       14,160                3,160
                                   -----------          -----------
      Total current assets              80,229                5,479

Property and Equipment, net                695                1,371
                                   -----------          -----------
      Total assets                 $    80,924          $     6,850
                                   ===========          ===========

                LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Accounts payable and accrued
    expenses                       $   184,857          $   152,837
  Convertible debt                     931,919              931,919
  Note payable                          15,647               15,647
  Loans payable                         40,000               40,000
  Due to related parties                40,485               78,385
  Deferred revenue                         176                  682
                                   -----------          -----------
      Total current liabilities      1,213,084            1,219,470
                                   -----------          -----------
Stockholders' Deficit:
  Common stock, $0.001 par value,
    300,000,000 authorized,
    152,644,072 and 106,602,989
    issued and outstanding, at
    December 31, 2009 and December
    31, 2008, respectively             152,644              106,603
  Additional paid-in capital         6,879,836            6,219,824
  Accumulated deficit               (8,090,923)          (7,513,897)
  Subscription receivable              (73,717)             (25,150)
                                   -----------          -----------
      Total stockholders' deficit   (1,132,160)          (1,212,620)
                                   -----------          -----------
Total liabilities and stockholders'
  deficit                          $    80,924          $     6,850
                                   ===========          ===========

         See notes to audited consolidated financial statements.

               GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                               For the Years Ended
                                                   December 31,
                                               ------------------
                                              2009            2008
                                              ----            ----

Net Sales                                   $    78,797   $   111,518
                                            -----------   -----------
Operating expenses:
  Professional fees                              50,049        30,925
  Consulting fees                                63,780       255,389
  Compensation                                  146,882       434,295
  Other selling, general and administrative     194,660       166,155
                                            -----------   -----------
    Total operating expenses                    455,371       886,764
                                            -----------   -----------
Loss from operations                           (376,574)     (775,246)
                                            -----------   -----------
Other income (expenses):
  Other expense                                       -           (75)
  Gain on settlement of debt                          -       469,284
  Impairment expense                                  -    (1,717,602)
  Interest expense                             (200,452)   (1,053,058)
                                            -----------   -----------
    Total other income (expenses)              (200,452)   (2,301,451)
                                            -----------   -----------
Loss before provision for income taxes         (577,026)   (3,076,697)
Provision for income taxes                            -             -
                                            -----------   -----------
Net loss                                    $  (577,026)  $(3,076,697)
                                            ===========   ===========
Net loss per common share
  - basic and diluted                       $         -   $     (0.05)
Weighted average number of shares
  0utstanding - basic and diluted           135,405,327    56,810,124
                                            ===========   ===========

          See notes to audited consolidated financial statements.

GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

                                                          Common Stock,
                                                         $.001 Par Value
                                                         ---------------       Additional
                                                      Number of                  Paid-in
                                                       Shares       Amount       Capital
                                                     ----------   ----------   ----------
Balance, December 31, 2007                           28,948,873       28,949  $4,287,378
Sale of common stock                                 25,361,916       25,362     340,600
Common stock issued for services                     37,600,000       37,600     295,950
Cancellation of common stock issued
  previously for services                           (3,100,000)       (3,100)     (7,130)
Common stock issued as a replacement
  for issuance of stock options in
  connection with a consulting agreement              1,000,000        1,000     (55,902)
Common stock issued for prepaid services              3,600,000        3,600      97,767
Common stock issued for settlement of
  related party loans                                    66,000           66      31,734
Common stock issued for convertible debt             11,218,830       11,218     106,580
Common stock issued in connection with the
  merger agreement                                    1,907,370        1,908      55,236
Beneficial conversion on convertible debt                     -            -   1,049,717
Stock warrants issued for services                            -            -      17,894
Net loss for the period                                       -            -           -
                                                    -----------    ---------  ----------
Balance December 31, 2008                           106,602,989    $ 106,603  $6,219,824
Sale of common stock                                 36,486,083       36,486     295,877
Common stock issued for services                      2,655,000        2,655      82,035
Common stock issued for settlement of
  related party loans                                 4,900,000        4,900     240,100
Common stock issued in connection with a
  license agreement                                   2,000,000        2,000      42,000
Net loss for the period                                       -            -           -
                                                    -----------    ---------  ----------
Balance, December 31, 2009                          152,644,072    $ 152,644  $6,879,836
                                                    ===========    =========  ==========

See notes to audited consolidated financial statements.

                  GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
CONTINUED   CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                    FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

                                                                    Total
                                       Accumulated   Deferred    Stockholders'
                                         Deficit   Compensation    Deficit
                                       ----------   ----------   ----------
Balance, December 31, 2007             $(4,437,200)  $        -   $ (120,873)
Sale of common stock                             -      (25,150)     340,812
Common stock issued for services                 -            -      333,550
Cancellation of common stock issued
  previously for services                        -            -      (10,230)
Common stock issued as a replacement
  for issuance of stock options in
  connection with a consulting agreement         -            -      (54,902)
Common stock issued for prepaid services         -            -      101,367
Common stock issued for settlement of
  related party loans                            -            -       31,800
Common stock issued for convertible debt         -            -      117,798
Common stock issued in connection with the
  merger agreement                               -            -       57,144
Beneficial conversion on convertible debt        -            -    1,049,717
Stock warrants issued for services               -            -       17,894
Net loss for the period                 (3,076,697)           -   (3,076,697)
                                       -----------   ----------  -----------
Balance December 31, 2008               (7,513,897)     (25,150)  (1,212,620)
Sale of common stock                             -      (48,567)      283,796
Common stock issued for services                 -            -        84,690
Common stock issued for settlement of
  related party loans                            -            -       245,000
Common stock issued in connection with a
  license agreement                              -            -        44,000
Net loss for the period                   (577,026)           -      (577,026)
                                       -----------    ---------   -----------
Balance, December 31, 2009             $ 8,090,923    $ (73,717)  $(1,132,160)
                                       ===========    ==========  ===========

See notes to audited consolidated financial statements.

              GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               For the Years Ended
                                                   December 31,
                                               ------------------
                                              2009            2008
                                              ----            ----
Cash flows from operating activities:
  Net loss                                  $  (577,026)   $(3,076,697)
                                            -----------    -----------
  Adjustments to reconcile net loss to
   net cash used in operations:
    Depreciation                                    676          2,524
    Common stock issued for services             84,690        323,320
    Common stock issued in connection with
      a license agreement                        44,000              -
    Stock warrants issued for services                -         17,894
    Amortization of prepaid expense in
     connection with deferred compensation            -        187,585
    Gain on settlement of debt                        -       (469,284)
    Interest expense for the settlement of a
      Related party loan                        196,000              -
    Interest expense in connection with the
     settlement agreement                             -      1,049,717
    Impairment of goodwill                            -      1,717,602
  Changes in assets and liabilities:
    Prepaid expenses and other                  (11,000)             -
    Accounts payable and accrued expenses        32,020         (6,394)
    Deferred revenues                              (506)        (1,010)
                                             ----------     ----------
      Total adjustments                         345,880      2,821,954
Net cash used in operating activities          (231,146)      (254,743)
                                             ----------     ----------
Cash flows from financial activities:
  Proceeds from sale of common stock            283,796        340,812
  Proceeds from related parties                  18,000          8,000
  Payments on related party advances             (6,900)       (92,600)
                                             ----------     ----------
Net cash provided by financing activities       294,896        256,212
                                             ----------     ----------
Net increase in cash                             63,750          1,469
Cash - beginning of the year                      2,319            850
                                             ----------     ----------
Cash - end of the year                       $   66,069     $    2,319
                                             ==========     ==========

               GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
CONTINUED          CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               For the Years Ended
                                                   December 31,
                                               ------------------
                                              2009            2008
                                              ----            ----
Supplemental disclosure of cash flow information:
  Cash paid for:
    Interest                                 $        -     $        -
                                             ==========     ==========
    Income taxes                             $        -     $        -
                                             ==========     ==========
NON-CASH INVESTING AND FINANCING ACTIVITEIS:
  Common stock issued for future services    $        -     $  101,367
                                             ==========     ==========
  Common stock issued for settlement
   of loans                                  $   49,000     $  149,598
                                             ==========     ==========


       See notes to audited consolidated financial statements

             GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
            NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2009 and 2008

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

Basis of presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated statements include the accounts of Genesis Electronics Group, Inc. formerly Pricester.com, Inc. and its wholly-owned subsidiary. All significant inter-company balances and transactions have been eliminated.

ASB Accounting Standards Codification

The issuance by the FASB of the Accounting Standards CodificationTM (the "Codification") on July 1, 2009 (effective for interim or annual reporting periods ending after September 15, 2009), changes the way that GAAP is referenced. Beginning on that date, the Codification officially became the single source of authoritative nongovernmental GAAP; however, SEC registrants must also consider rules, regulations, and interpretive guidance issued by the SEC or its staff. The change affects the way the Company refers to GAAP in financial statements and in its accounting policies. All existing standards that were used to create the Codification became superseded. Instead, references to standards consist solely of the number used in the Codification's structural organization.

Organization

Genesis Electronics Group, Inc. formerly Pricester.com, Inc. was incorporated under the name Pricester, Inc. on April 19, 2001 in the State of Florida. Pursuant to Articles of Amendment filed on February 24, 2009, the name of the registrant was changed to Genesis Electronics Group, Inc.

On February 11, 2005, Pricester.Com (the "Company") merged into Pricester.com, Inc, ("BA22") a public non-reporting company (that was initially incorporated in Nevada in March 1998 as Business Advantage #22, Inc). BA22 acquired 100% of the Company's outstanding common stock by issuing one share of its common stock for each share of the Company's then outstanding common stock of 21,262,250 shares. The acquisition was treated as a recapitalization for accounting purposes.

Through December 31, 2005, the Company was a developmental stage e-commerce company. The Company currently operates an e-commerce website that enables any business to establish a fully functional online retail presence. Pricester.com is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for listed products and services.

               GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2009 and 2008

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In May 2008, the Company obtained through a vote of majority of its shareholders the approval to increase the authorized common shares from 50,000,000 to 300,000,000 shares of common stock at $0.001 par value.

On May 22, 2008, the Company completed a share exchange with Genesis Electronics, Inc., a Delaware corporation ("Genesis") which is described below.

The share exchange is being accounted for as a purchase method acquisition pursuant to FASB ASC 805 "Business Combinations".
Accordingly, the purchase price was allocated to the fair value of the assets acquired and the liabilities assumed. The Company is the acquirer for accounting purposes and Genesis is the acquired company.

Genesis was originally formed in Delaware on October 22, 2001 and is engaged on the development of solar and alternative energy applications for consumer devices such as mobile phones.

In November 2008, the Company obtained through a vote of majority of its shareholders the approval to change the Company's name to Genesis Electronics Group, Inc. In February 2009, the Company filed an amendment to its Articles of Incorporation with the Secretary of State of Nevada. The Company changed its name to Genesis Electronics Group, Inc.

Acquisition of Genesis

On May 22, 2008, the Company entered into an Agreement and Plan of Share Exchange (the "Acquisition Agreement") by and among the Company, Genesis Electronics, Inc. ("Genesis") and the Genesis Stockholders. Upon closing of the merger transaction contemplated under the Acquisition Agreement (the "Acquisition"), on May 22, 2008 the Company acquired all of the outstanding common shares of Genesis and Genesis became a wholly-owned subsidiary of the Company.

The share exchange consideration included the issuance of 1,907,370 shares of the Company's stock valued at $0.03 per share. The total purchase price was common stock valued at $57,144.

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with FASB ASC 805, "Business Combinations". The Company is the acquirer for accounting purposes and Genesis is the acquired company. Accordingly, the Company applied push-down accounting and adjusted to fair value all of the assets and liabilities directly on the financial

               GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2009 and 2008

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

statements of the Subsidiary, Genesis Electronics, Inc. The net purchase price, including acquisition costs paid by the Company, was allocated to the liabilities assumed on the records of the Company as follows:

Goodwill                $ 1,717,602
Liabilities assumed      (1,660,458)
                        -----------
Net purchase price      $    57,144
                        ===========

Since the Company has minimal revenues, has incurred losses and cash used in operations, the Company deemed the acquired goodwill to be impaired and wrote-off the goodwill on the acquisition date.
Accordingly, during fiscal year 2008, the Company recorded an impairment of goodwill of $1,717,602 on the accompanying statement of operations.

Unaudited pro forma results of operations data as if the Company and Genesis had occurred are as follows:

                                    The Company and   The Company and
                                        Genesis            Genesis
                                     For the Year       For the Year
                                         Ended             ended
                                   December 31, 2009  December 31, 2008
                                   -----------------  -----------------
Pro forma revenues                  $   78,797             $   111,518
Pro forma loss from operations      $ (376,574)            $  (917,827)
Pro forma net loss                  $ (577,026)            $(3,245,084)
Pro forma loss per share            $    (0.00)            $     (0.06)
Pro forma diluted loss per share    $    (0.00)            $     (0.06)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred and is not intended to be a projection of future results.

Reclassification

Certain amounts in the 2008 consolidated financial statements have been reclassified to conform to the 2009 presentation. Such reclassifications had no effect on the reported net loss.

               GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2009 and 2008

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in 2009 and 2008 include the valuation of stock-based compensation, and the useful life of property, equipment, website development and valuation of beneficial conversion feature in connection with convertible debt.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted FASB ASC 820, "Fair Value Measurements and Disclosures" ("ASC 820"), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company's financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

   Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities
   Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data
   Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity's own assumptions.

               GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2009 and 2008

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and cash equivalents include money market securities that are considered to be highly liquid and easily tradable as of December 31, 2009 and 2008, respectively. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.

In addition, FASB ASC 825-10-25 Fair Value Option was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

The carrying amounts reported in the consolidated balance sheet for cash, accounts payable, accrued expenses, loans payable, notes payable, due to related parties and deferred revenue approximate their fair market value based on the short-term maturity of these instruments.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to seven years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Website Development

Costs that the Company has incurred in connection with developing the Company's websites are capitalized and amortized using the straight-line method over expected useful lives of three years.

Impairment of Long-lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, "Impairment or Disposal of Long-Lived Assets". The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the year ended December 31, 2009. For the year ended December 31, 2008, the Company recorded an impairment of goodwill of $1,717,602 on the accompanying statement of operations.

            GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
          NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2009 and 2008

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board, or FASB, issued FASB ASC Topic 718: Compensation - Stock Compensation ("ASC 718"). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under ASC 718. Upon adoption of ASC 718, the Company elected to value employee stock options using the Black-Scholes option valuation method that uses assumptions that relate to the expected volatility of the Company's common stock, the expected dividend yield of our stock, the expected life of the options and the risk free interest rate. Such compensation amounts, if any, are amortized over the respective vesting periods or period of service of the option grant. For the year ended December 31, 2009, the Company did not grant any stock options to employees.

Net Loss per Common Share

Net loss per common share are calculated in accordance with ASC Topic 260: Earnings Per Share. Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. As of December 31, 2009 and 2008, there were options and warrants to purchase 2,025,000 shares of common stock which could potentially dilute future earnings per share.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes. Deferred income tax assets and liabilities are computed for differences between the carrying amounts of assets and liabilities for financial statement and tax purposes. Deferred income tax assets are required to be reduced by a valuation allowance when it is determined that it is more likely than not that all or a portion of a deferred tax asset will not be realized. In determining the necessity and amount of a valuation allowance,

             GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
           NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2009 and 2008

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

management considers current and past performance, the operating market environment, tax planning strategies and the length of tax benefit carryforward periods.

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no effect on the Company's consolidated financial statements.

Research and Development

Research and development costs, if any, are expensed as incurred.

Related Parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

            GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
          NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2009 and 2008

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Subsequent Events

For purposes of determining whether a post-balance sheet event should be evaluated to determine whether it has an effect on the financial statements for the period ending December 31, 2009, subsequent events were evaluated by the Company as of April 15, 2010, the date on which the audited consolidated financial statements at and for the period ended December 31, 2009, were available to be issued.

Revenue Recognition

The Company follows the guidance of the FASB ASC 605-10-S99 "Revenue Recognition Overall - SEC Materials. The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company has three primary revenue sources: website design, transaction fees, and hosting fees.

   - Website design revenue is recognized as earned when the website is complete, control is transferred and the customer has accepted its website, usually within seven days of the order.
   - Transaction fee income comprises fees charged for use of credit cards or other forms of payment in the purchase of items sold on the customers' websites. The transaction fee income is recognized as earned when funds transfers (via credit card or other forms of payments) between the buyer and seller has been authorized.
   - Revenues from website hosting fees are recognized when earned. Web hosting fees received in advance are reflected as deferred revenue on the accompanying balance sheet.

Recent accounting pronouncements

In June 2009, the FASB issued Accounting Standards Update No. 2009-01, "Generally Accepted Accounting Principles" (ASC Topic 105) which establishes the FASB Accounting Standards Codification ("the Codification" or "ASC") as the official single source of authoritative U.S. generally accepted accounting principles ("GAAP"). All existing accounting standards are superseded. All other accounting guidance not included in the Codification will be considered non-authoritative. The Codification also includes all relevant Securities and Exchange Commission ("SEC") guidance organized using the same topical structure in separate sections within the Codification.

               GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2009 and 2008

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Following the Codification, the Board will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASU") which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

The Codification is not intended to change GAAP, but it will change the way GAAP is organized and presented. The Codification is effective for our third-quarter 2009 financial statements and the principal impact on our financial statements is limited to disclosures as all future references to authoritative accounting literature will be referenced in accordance with the Codification.

In April 2009, the FASB issued ASC Topic 320-10-65, "Recognition and Presentation of Other-Than-Temporary Impairments". This update provides guidance for allocation of charges for other-than-temporary impairments between earnings and other comprehensive income. It also revises subsequent accounting for other-than-temporary impairments and expands required disclosure. The update was effective for interim and annual periods ending after June 15, 2009. The adoption of ASC Topic 320-10-65 did not have a material impact on the results of operations and financial condition.

In April 2009, the FASB issued ASC Topic 320-10-65, "Interim Disclosures About Fair Value of Financial Instruments". This update requires fair value disclosures for financial instruments that are not currently reflected on the balance sheet at fair value on a quarterly basis and is effective for interim periods ending after June 15, 2009. The Company's financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable. At December 31, 2009 and 2008 the carrying value of the Companies financial instruments approximated fair value, due to their short term nature.

In May 2009, the FASB issued (ASC Topic 855), "Subsequent Events" (ASC Topic 855). This guidance is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. It is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this guidance did not have a material impact on our consolidated financial statements.

              GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
           NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2009 and 2008

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2009, the FASB issued ASC Topic 810-10, "Amendments to FASB Interpretation No. 46(R)". This updated guidance requires a qualitative approach to identifying a controlling financial interest in a variable interest entity (VIE), and requires ongoing assessment of whether an entity is a VIE and whether an interest in a VIE makes the holder the primary beneficiary of the VIE. It is effective for annual reporting periods beginning after November 15, 2009. The adoption of ASC Topic 810-10 did not have a material impact on the results of operations and financial condition.

In October 2009, the FASB issued ASU No. 2009-13, "Multiple-Deliverable Revenue Arrangements." This ASU establishes the accounting and reporting guidance for arrangements including multiple revenue-generating activities. This ASU provides amendments to the criteria for separating deliverables, measuring and allocating arrangement consideration to one or more units of accounting. The amendments in this ASU also establish a selling price hierarchy for determining the selling price of a deliverable. Significantly enhanced disclosures are also required to provide information about a vendor's multiple-deliverable revenue arrangements, including information about the nature and terms, significant deliverables, and its performance within arrangements. The amendments also require providing information about the significant judgments made and changes to those judgments and about how the application of the relative selling-price method affects the timing or amount of revenue recognition. The amendments in this ASU are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. Early application is permitted. The Company is currently evaluating this new ASU.

In October 2009, the FASB issued ASU No. 2009-14, "Certain Revenue Arrangements That Include Software Elements." This ASU changes the accounting model for revenue arrangements that include both tangible products and software elements that are "essential to the functionality," and scopes these products out of current software revenue guidance. The new guidance will include factors to help companies determine what software elements are considered "essential to the functionality." The amendments will now subject software-enabled products to other revenue guidance and disclosure requirements, such as guidance surrounding revenue arrangements with multiple-deliverables. The amendments in this ASU are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. Early application is permitted. The Company is currently evaluating this new ASU.

             GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
           NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2009 and 2008

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2 - PROPERTY AND EQUIPMENT

At December 31, 2009, property and equipment consist of the following:

                                             Useful Life
                                               (Years)
                                             -----------
  Computer equipment and software                  5       $  12,542
  Office furniture and fixtures and
    equipment                                      7           4,328
                                                           ---------
                                                              16,870
  Less accumulated depreciation                              (16,175)
                                                            --------
                                                            $    695
                                                            ========

At December 31, 2008, property and equipment consist of the following:

                                             Useful Life
                                               (Years)
                                             -----------
  Computer equipment and software                  5       $  12,542
  Office furniture and fixtures and
    equipment                                      7           4,328
                                                           ---------
                                                              16,870
  Less accumulated depreciation                              (15,499)
                                                            --------
                                                            $  1,371

For the years ended December 31, 2009 and 2008, depreciation expense amounted to $676 and $1,893, respectively.

NOTE 3 - LOANS PAYABLE

On May 22, 2008, in connection with the acquisition, the Company assumed loans payable from certain third parties. These loans bear 8% interest per annum and are payable on demand. As of December 31, 2009, loans payable and related accrued interest amounted to $40,000 and $11,571, respectively. As of December 31, 2008, loans payable and related accrued interest amounted to $40,000 and $8,371, respectively.

             GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
           NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 2009 and 2008

NOTE 4 - RELATED PARTY TRANSACTIONS

During fiscal 2009 and 2008, certain officers of the Company advanced funds to the Company for working capital purposes. The advances are non-interest bearing and are payable on demand. At December 31, 2009 and December 31, 2008, the Company owed these related parties $40,485 and $78,385, respectively.

In May 2009, the Company issued 4,900,000 shares of common stock to an officer of the Company in connection with a settlement of related party loans of $49,000. The Company valued these common shares at the fair market value on the date of grant at $0.05 per share or $245,000. The Company has recognized interest expense of $196,000 in connection with this settlement.

NOTE 5 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carryforward for tax purposes totaling approximately $4.4 million at December 31, 2009 expiring through the year 2029. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50 percent change in ownership).

Temporary differences, which give rise to a net deferred tax asset, are as follows:

                                          2009               2008
                                       -------------------------------
Computed "expected" benefit            $(196,189)          $(1,046,077
State tax benefit, net of federal
  effect                                 (23,081)             (123,068)
Other permanent differences               74,480             1,058,381
Increase in valuation allowance          144,790               110,764
                                       -------------------------------
                                       $       -           $         -
                                       ===============================

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

              GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
            NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2009 and 2008

NOTE 5 - INCOME TAXES

                                                               2009
                                                            ----------
Deferred tax assets:
               Net operating loss carryforward              $1,806,991

Less:  Valuation allowance                                  (1,806,991)
                                                            ----------
                                                            $        -
                                                            ==========

The valuation allowance at December 31, 2009 was $1,806,991. The increase during fiscal 2009 was $144,790.

NOTE 6 - NOTE PAYABLE

On May 22, 2008, in connection with the acquisition, the Company assumed a note payable from a third party. These loans bear 8% interest per annum and is payable on demand. As of December 31, 2009, note payable and related accrued interest amounted to $15,647 and $7,480, respectively. As of December 31, 2008, note payable and related accrued interest amounted to $15,647 and $6,228, respectively.

NOTE 7 - CONVERTIBLE DEBT

On May 22, 2008, in connection with the acquisition, the Company assumed certain debts from a third party, Corporate Debt Solutions ("Corporate Debt") amounting to $1,049,717. Corporate Debt assumed a total of $1,049,717 of promissory notes issued by two former officers of Genesis and a certain third party. These promissory notes were issued to the Company's subsidiary, Genesis. Immediately following the closing of the acquisition agreement, on May 23, 2008, the Company entered into a settlement agreement with Corporate Debt Solutions ("Corporate Debt"). Pursuant to the settlement agreement, the Company shall issue shares of common stock and deliver to Corporate Debt, to satisfy the principal and interest due and owing through the issuance of freely trading securities of up to 100,000,000 shares. The parties have agreed that Corporate Debt shall have no ownership rights to the Settlement Shares not yet issued until it has affirmed to the Company that it releases the Company for the proportionate amount of claims represented by each issuance. The said requested number of shares of common stock is not to exceed 4.99% of the outstanding stock of the Company at any one time. In connection with this settlement agreement, the Company recorded and deemed such debt as a convertible liability with a fixed conversion price of $0.01. Accordingly, the Company recognized a total debt discount of $1,049,717 due to a beneficial conversion feature and such debt discount was immediately amortized to interest expense during fiscal year 2008.

               GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
             NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2009 and 2008

NOTE 7 - CONVERTIBLE DEBT (continued)

In June 2008, the Company issued 2,223,456 shares in connection with the conversion of this convertible debt. The fair value of such shares issued amounted to approximately $23,346.

Between July 2008 and August 2008, the Company issued 8,995,374 shares in connection with the conversion of this convertible debt. The fair value of such shares issued amounted to approximately $94,452.

At December 31, 2009 and December 31, 2008, convertible debt amounted to $931,919.

NOTE 8 - GOING CONCERN

The accompanying audited consolidated financial statements are prepared assuming the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company was in the development stage through December 31, 2005 and has an accumulated deficit of $8,090,923, had net losses, negative working capital and negative cash flows from operations for the year ended December 31, 2009 of $577,026, $1,132,855 and $231,146 respectively. While the Company is attempting to increase revenues, the growth has not been significant enough to support the Company's daily operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. For the year ended December 31, 2009, the Company sold 36,486,083 common shares for net proceeds of $283,796 and subscription receivable of $108,984. For the year ended December 31, 2009 the Company collected subscription receivable of $60,417.

Management is attempting to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company shareholders have continued to advance funds to the Company but there can be no assurance that future advances will be made available.

The Company's limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition. These financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                 GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
                NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2009 and 2008

NOTE 9 - STOCKHOLDERS' DEFICIT

Common Stock

During the year ended December 31, 2008, the Company received net proceeds of $340,812 and subscription receivable of $25,150 from the sale of 25,361,916 shares of the Company's common stock.

In January 2008, the Company issued 66,000 shares of common stock to officers of the Company in connection with a settlement of related party loans of $31,800.

In January 2008, in connection with a three month consulting agreement, the Company issued 800,000 shares of common stock for investor relations services. The Company valued these common shares at the fair market value on the date of grant at $.07 per share or $56,000. In connection with issuance of these shares, the Company recorded stock-based consulting expense of $56,000 during the year ended December 31, 2008.

In January 2008, the Company issued in aggregate 3,000,000 shares of common stock to the Company's CEO and an officer of the Company in connection with employment agreements dated January 14, 2008. The Company valued these common shares at the fair market value on the date of grant at $.07 per share or $210,000 and has been recorded as stock-based compensation.

In February 2008, in connection with a twelve month consulting agreement, the Company issued 500,000 shares of common stock for corporate advisory services. The Company valued these common shares at the fair market value on the date of grant at $.18 per share or $90,000. In connection with issuance of these shares, during the year ended December 31, 2008, the Company recorded stock-based consulting expense of $90,000.

In February 2008, the Company amended a consulting agreement entered into on June 28, 2007, whereby the consultant will no longer receive the 1,000,000 options to purchase the Company's common stock but instead shall receive 1,000,000 shares of the Company's common stock. The Company valued these common shares at the fair market value on the date of grant at $.10 per share or $100,000. The Company has recognized stock-based consulting expense of $80,668 during fiscal 2007, in connection with this agreement. Accordingly, as a result of this amended agreement, the Company has recognized stock-based consulting expense of $19,332 and has reversed the unamortized portion of $54,902 in prepaid expense related to the valuation of the stock options during the year ended December 31, 2008.

             GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
           NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2009 and 2008

NOTE 9 - STOCKHOLDERS' DEFICIT (continued)

In June 2008, in connection with a consulting agreement, the Company issued 3,100,000 shares of common stock for investor relations services. The Company valued these common shares at the fair market value on the date of grant at $.04 per share or $136,400. In connection with issuance of these shares, the Company recorded stock-based consulting expense of $11,367 and prepaid expense of $125,033 to be amortized over the balance of the service period. In September 2008, the Company terminated this agreement and accordingly cancelled the 3,100,000 shares of common stock. In connection with the return of the 3,100,000 shares of common stock, the Company reduced stock-based compensation expense by approximately $10,230 based on the fair market value of the common stock on the date of cancellation of $0.003 per share and has reversed the unamortized portion of $125,033 in prepaid expense related to the valuation of the stock options during the year ended December 31, 2008.

In June 2008, the Company issued 2,223,456 shares in connection with the conversion of this convertible debt. The fair value of such shares issued amounted to approximately $23,346.

Between July 2008 and August 2008, the Company issued 8,995,374 shares in connection with the conversion of this convertible debt. The fair value of such shares issued amounted to approximately $94,452.

In August 2008, the Company issued 250,000 shares of common stock for corporate advisory services rendered. The Company valued these common shares at the fair market value on the date of grant at $.0065 per share or $1,625. In connection with issuance of these shares, the Company recorded stock-based consulting expense of $1,625 during the year ended December 31, 2008.

In August 2008, the Company issued 150,000 shares of common stock for investor relation services rendered. The Company valued these common shares at the fair market value on the date of grant at $.0035 per share or $525. In connection with issuance of these shares, the Company recorded stock-based consulting expense of $525 during the year ended December 31, 2008.

In November 2008, the Company issued in aggregate 30,000,000 shares of common stock to the Company's CEO and an officer of the Company for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.002 per share or $60,000 and has been recorded as stock-based compensation.

In November 2008, the Company issued in aggregate 400,000 shares of common stock to certain employees of the Company for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.002 per share or $800 and has been recorded as stock-based compensation.

                GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 2009 and 2008

NOTE 9 - STOCKHOLDERS' DEFICIT (continued)

Between October and November 2008, the Company issued in aggregate 3,000,000 shares of common stock to the Company's CEO and an officer of the Company pursuant to amended employment agreements. The Company valued these common shares at the fair market value on the date of grant ranging from $0.001 to $.002 per share or $4,600 and has been recorded as stock-based compensation.

During fiscal 2008, in connection with the Merger Agreement, the Company issued 1,907,370, shares of common stock valued at $0.03 per share or $57,144. The Company valued these common shares at the fair market value on the date of grant.

For the year ended December 31, 2009, the Company received net proceeds of $283,796 and subscription receivable of $$108,984 from the sale of 36,486,083 shares of the Company's common stock.

For the year ended December 31, 2009, the Company collected subscription receivable of $60,417.

In May 2009, the Company issued 4,900,000 shares of common stock to an officer of the Company in connection with a settlement of related party loans of $49,000. The Company valued these common shares at the fair market value on the date of grant at $0.05 per share or $245,000. The Company has recognized interest expense of $196,000 in connection with this settlement.

Between August 2009 and September 2009, the Company issued an aggregate of 200,000 shares of common stock for technical advisory services rendered. The Company valued these common shares at the fair value on the date of grant ranging approximately from $.03 to $.05 per share or $8,090. In connection with issuance of these shares, the Company recorded stock-based consulting expense of $8,090 during the year ended December 31, 2009.

In October 2009, the Company issued in aggregate 2,000,000 shares of common stock to the Company's CEO and an officer of the Company in connection with their employment agreements. The Company valued these common shares at the fair market value on the date of grant at $.03 per share or $62,000 and has been recorded as stock-based compensation.

In October 2009, the Company issued in aggregate 150,000 shares of common stock to three officers of the Company for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.03 per share or $4,650 and has been recorded as stock-based compensation.

                GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2009 and 2008

In November 2009, the Company issued 2,000,000 shares of common stock in connection with a license agreement. The Company valued these common shares at the fair market value on the date of grant ranging at $.02 per share or $44,000 and has been recorded as license fee.

Between November and December 2009, the Company issued in aggregate 305,000 shares of common stock to consultants for services rendered. The Company valued these common shares at the fair market value on the date of grant ranging from $.03 to $.04 per share or $9,950 and has been recorded as stock-based consulting.

Stock Options

A summary of the stock options as of December 31, 2009 and changes during the periods is presented below:

                                                          Weighted
                                                          Average
                                        Number of         Exercise
                                         Options           Price
                                        ---------         --------
Balance at beginning of year            2,025,000         $  0.40
Granted                                         -               -
Exercised                                       -               -
Cancelled                                       -               -
                                        ---------         -------
Balance at end of year                  2,025,000         $  0.40
                                        =========         =======
Options exercisable at end of year      2,025,000         $  0.40
                                        =========         =======


The following table summarizes the Company's stock option outstanding at December 31, 2009:

                               Options Outstanding and Exercisable
                               -----------------------------------
                                           Weighted       Weighted
                                           Average        Average
  Range of                                Remaining       Exercise
 Exercise Price        Number               Life            Price
 --------------        ------             ---------       -------
  $0.40              2,025,000           1 year after      0.40
                                          effective
                                         registration

              GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
             NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2009 and 2008

NOTE 10 - COMMITMENTS

Operating Leases

In October 2009, the Company has signed a 6 months lease agreement which will expire in March 2010. The office lease agreement has certain escalation clauses and renewal options. If the Company exercises the option to renew, the base rent shall increase by 3% per each lease year. Future minimum rental payments required under the operating lease are as follows:

          Period Ended December 31, 2010      $   3,350
                                              ---------
     Total                                    $   3,350
                                              =========
Rent expense, including common area charges and sales taxes, for the years ended December 31, 2009 and 2008 was $12,891 and $19,373, respectively.

Employment Contracts

The Company entered into an employment agreement on January 14, 2008 with its chief executive officer which expires in January 2013. The employment agreement calls for an issuance of 500,000 free trading shares of the Company's common stock. Additionally, based on this agreement, the Company shall issue 1,000,000 restricted shares of common stock during each fiscal year of the term of this agreement.

The Company entered into an employment agreement on January 14, 2008 with an officer of the Company which expires in January 2013. The employment agreement calls for an issuance of 500,000 free trading shares of the Company's common stock. Additionally, based on this agreement, the Company shall issue 1,000,000 restricted shares of common stock during each fiscal year of the term of this agreement.

License Agreement

In November 2009, the Company entered into a license agreement with Johns Hopkins University Applied Physics Lab ("JHU/APL") whereby the Company will have a limited exclusive license to JHU/APL's Integrated Power Source patents. The patents are for the solar powered cell phone and iPod chargers. The Company has paid $10,000 and issued 2 million shares of the Company's common stock upon execution of this agreement. Future license payments under the license agreement are as follows:

    Due March 1, 2010                                  $10,000
    Due June 1, 2010                                   $10,000
    Due September 1, 2010                              $10,000
    Due upon the one year anniversary of the license  $125,000

              GENESIS ELECTRONICS GROUP, INC. AND SUBSIDIARY
           NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2009

NOTE 10 - COMMITMENTS (continued)

Should the Company elect not to execute the option to an exclusive license for the patents in advance of the one year anniversary of execution of license agreement, the $125,000 second year anniversary execution fee payment will be reduced to $36,000.

The Company shall also pay minimum annual royalty payments as defined in the license agreement. The royalty is 6% on net sales of the product sold using the technology under these patents. In addition, the Company shall pay sales milestone payments as set forth in this license agreement. The Company may terminate this agreement and the license granted herein, for any reason, upon giving JHU/APL sixty days written notice.

NOTE 11 - SUBSEQUENT EVENTS

Between January 2010 and March 2010, the Company issued 597,384 shares of the Company's common stock for net proceeds of approximately
$18,005.

In February 2010, the Company issued 250,000 shares of common stock for public and investor relations services rendered. The Company valued these common shares at the fair value on the date of grant at $0.04 per share or $10,000.

In April 2010, the Company received net proceeds of approximately
$30,000 from the sale of 585,000 shares of the Company's common stock.

In April 2010, the Company collected subscription receivable of $40,250.

                                 PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution




The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee                                $    100.83
Legal Fees and Expenses                         $ 35,000.00
Accounting Fees and Expenses                    $ 14,800.00
                                                -----------
Total                                           $ 49,900.83





















Item 14. Indemnification of Directors and Officers



Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities



During the past three years the Company has had the following unregistered sales of its securities:

2010
Between January 2010 and March 2010, the Company issued 597,384 shares of the Company's common stock for net proceeds of approximately
$18,005.

In February 2010, the Company issued 250,000 shares of common stock for public relation services rendered. The Company valued these common shares at the fair value on the date of grant at $.04 per share or $10,000. In connection with issuance of these shares, the Company recorded stock-based consulting expense of $10,000 during the three months ended March 31, 2010.

For the three months ended March 31, 2010, the Company received net proceeds of $94,005 and subscription receivable of $40,000 from the sale of 2,917,834 shares of the Company's common stock.

For the three months ended March 31, 2010, the Company collected subscription receivable of $15,192.

In April 2010, the Company received net proceeds of approximately
$30,000 from the sale of 585,000 shares of the Company's common stock.

In May 2010, the Company entered into a Securities Purchase Agreement with Tangiers Investors, LP ("Investor"). The Company has agreed to issue and sell to the investor pursuant to the terms of this agreement for an aggregate purchase price of up to $5,000,000. The purchase price shall be set at 85% of the lowest volume weighted average price of the Company's common stock during the pricing period as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board. The Company shall prepare and file a Registration Statement with the Securities and Exchange Commission and shall cause such Registration statement to be declared effective prior to the first sale to the investor of the Company's common stock. The Company agrees to pay the Investor a commitment fee of 3,000,000 shares of the Company's common stock pursuant to the Securities Purchase Agreement.

In May 2010, the Company issued a 9% Secured Convertible Debenture for $20,000 to Tangiers Investors, LP. This debenture matures on December 23, 2010. The Company may prepay any portion of the principal amount at 150% of such amount along with the accrued interest. This debenture including interest shall be convertible into shares of the Company's common stock at the lower of $0.01 per share or a price of 70% of the average of the two lowest volume weighted average price determined on the then current trading market for ten trading days prior to conversion at the option of the holder.

For the six months ended June 30, 2010, we received net proceeds of $123,755 and subscription receivable of $40,000 from the sale of 3,502,834 common shares.

In July 2010, in connection with a consulting agreement, we issued 350,000 shares of common stock for public relations and marketing services until September 15, 2010.

In July 2010, we issued in aggregate 2,000,000 shares of common stock to our CEO and officer of the Company in connection with their employment agreements.

2009
For the year ended December 31, 2009, the Company received net proceeds of $283,796 and subscription receivable of $108,984 from the sale of 36,486,083 shares of the Company's common stock.

In May 2009, the Company issued 4,900,000 shares of common stock to an officer of the Company in connection with a settlement of related party loans of $49,000. The Company valued these common shares at the fair market value on the date of grant at $0.05 per share or $245,000. The Company has recognized interest expense of $196,000 in connection with this settlement.

Between August 2009 and September 2009, the Company issued an aggregate of 200,000 shares of common stock for technical advisory services rendered. The Company valued these common shares at the fair value on the date of grant ranging approximately from $.03 to $.05 per share or

$8,090. In connection with issuance of these shares, the Company recorded stock-based consulting expense of $8,090 during the year ended December 31, 2009.

In October 2009, the Company issued in aggregate 2,000,000 shares of common stock to the Company's CEO and an officer of the Company in connection with their employment agreements. The Company valued these common shares at the fair market value on the date of grant at $.03 per share or $62,000 and has been recorded as stock-based compensation.

In October 2009, the Company issued in aggregate 150,000 shares of common stock to three officers of the Company for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.03 per share or $4,650 and has been recorded as stock-based compensation.

In November 2009, the Company issued 2,000,000 shares of common stock in connection with a license agreement. The Company valued these common shares at the fair market value on the date of grant ranging at $.02 per share or $44,000 and has been recorded as license fee.

Between November and December 2009, the Company issued in aggregate 305,000 shares of common stock to consultants for services rendered. The Company valued these common shares at the fair market value on the date of grant ranging from $.03 to $.04 per share or $9,950 and has been recorded as stock-based consulting.

2008
During the year ended December 31, 2008, the Company received net proceeds of $340,812 and subscription receivable of $25,150 from the sale of 25,361,916 shares of the Company's common stock.

In January 2008, the Company issued 66,000 shares of common stock to officers of the Company in connection with a settlement of related party loans of $31,800.

In January 2008, in connection with a three month consulting agreement, the Company issued 800,000 shares of common stock for investor relations services. The Company valued these common shares at the fair market value on the date of grant at $.07 per share or $56,000. In connection with issuance of these shares, the Company recorded stock-based consulting expense of $56,000 during the year ended December 31, 2008.

In January 2008, the Company issued in aggregate 3,000,000 shares of common stock to the Company's CEO and an officer of the Company in connection with employment agreements dated January 14, 2008. The Company valued these common shares at the fair market value on the date of grant at $.07 per share or $210,000 and has been recorded as stock-based compensation.

In February 2008, in connection with a twelve month consulting agreement, the Company issued 500,000 shares of common stock for corporate advisory services. The Company valued these common shares at the fair market value on the date of grant at $.18 per share or $90,000. In connection with issuance of these shares, during the year ended December 31, 2008, the Company recorded stock-based consulting expense of $90,000.

In February 2008, the Company amended a consulting agreement entered into on June 28, 2007, whereby the consultant will no longer receive the 1,000,000 options to purchase the Company's common stock but instead shall receive 1,000,000 shares of the Company's common stock. The Company valued these common shares at the fair market value on the date of grant at $.10 per share or $100,000. The Company has recognized stock-based consulting expense of $80,668 during fiscal 2007, in connection with this agreement. Accordingly, as a result of this amended agreement, the Company has recognized stock-based consulting expense of $19,332 and has reversed the unamortized portion of $54,902 in prepaid expense related to the valuation of the stock options during the year ended December 31, 2008.

On May 22, 2008, in connection with the acquisition, the Company assumed certain debts from a third party, Corporate Debt Solutions ("Corporate Debt") amounting to $1,049,717. Corporate Debt assumed a total of $1,049,717 of promissory notes issued by two former officers of Genesis and a certain third party. These promissory notes were issued to the Company's subsidiary, Genesis. Immediately following the closing of the acquisition agreement, on May 23, 2008, the Company entered into a settlement agreement with Corporate Debt Solutions ("Corporate Debt"). Pursuant to the settlement agreement, the Company shall issue shares of common stock and deliver to Corporate Debt, to satisfy the principal and interest due and owing through the issuance of freely trading securities of up to 100,000,000 shares. The parties have agreed that Corporate Debt shall have no ownership rights to the Settlement Shares not yet issued until it has affirmed to the Company that it releases the Company for the proportionate amount of claims represented by each issuance. The said requested number of shares of common stock is not to exceed 4.99% of the outstanding stock of the Company at any one time. In connection with this settlement agreement, the Company recorded and deemed such debt as a convertible liability with a fixed conversion price of $0.01. Accordingly, the Company recognized a total debt discount of $1,049,717 due to a beneficial conversion feature and such debt discount was immediately amortized to interest expense during fiscal year 2008.

In June 2008, the Company issued 2,223,456 shares in connection with the conversion of this convertible debt. The fair value of such shares issued amounted to approximately $23,346. Between July 2008 and August 2008, the Company issued 8,995,374 shares in connection with the conversion of this convertible debt. The fair value of such shares issued amounted to approximately $94,452. At March 31, 2010 and December 31, 2009, convertible debt amounted to $931,919

In June 2008, in connection with a consulting agreement, the Company issued 3,100,000 shares of common stock for investor relations services. The Company valued these common shares at the fair market value on the date of grant at $.04 per share or $136,400. In connection with issuance of these shares, the Company recorded stock-based consulting expense of $11,367 and prepaid expense of $125,033 to be amortized over the balance of the service period. In September 2008, the Company terminated this agreement and accordingly cancelled the 3,100,000 shares of common stock. In connection with the return of the 3,100,000 shares of common stock, the Company reduced stock-based compensation expense by approximately $10,230 based on the fair market value of the common stock on the date of cancellation of $0.003 per share and has reversed the unamortized portion of $125,033 in prepaid expense related to the valuation of the stock options during the year ended December 31, 2008.

In June 2008, the Company issued 2,223,456 shares in connection with the conversion of this convertible debt. The fair value of such shares issued amounted to approximately $23,346.

Between July 2008 and August 2008, the Company issued 8,995,374 shares in connection with the conversion of this convertible debt. The fair value of such shares issued amounted to approximately $94,452.

In August 2008, the Company issued 250,000 shares of common stock for corporate advisory services rendered. The Company valued these common shares at the fair market value on the date of grant at $.0065 per share or $1,625. In connection with issuance of these shares, the Company recorded stock-based consulting expense of $1,625 during the year ended December 31, 2008.

In August 2008, the Company issued 150,000 shares of common stock for investor relation services rendered. The Company valued these common shares at the fair market value on the date of grant at $.0035 per share or $525. In connection with issuance of these shares, the Company recorded stock-based consulting expense of $525 during the year ended December 31, 2008.

In November 2008, the Company issued in aggregate 30,000,000 shares of common stock to the Company's CEO and an officer of the Company for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.002 per share or $60,000 and has been recorded as stock-based compensation.

In November 2008, the Company issued in aggregate 400,000 shares of common stock to certain employees of the Company for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.002 per share or $800 and has been recorded as stock-based compensation.

Between October and November 2008, the Company issued in aggregate 3,000,000 shares of common stock to the Company's CEO and an officer of the Company pursuant to amended employment agreements. The Company valued these common shares at the fair market value on the date of grant ranging from $0.001 to $.002 per share or $4,600 and has been recorded as stock-based compensation.

During fiscal 2008, in connection with the Merger Agreement, the Company issued 1,907,370, shares of common stock valued at $0.03 per share or $57,144. The Company valued these common shares at the fair market value on the date of grant.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management's inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon
Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 16. Exhibits



EXHIBIT           DESCRIPTION

3.0 Articles of Incorporation, as amended Incorporated by reference to the Registration Statement on Form S-1/A filed April 23, 2008

3.1 Certificate of Amendment Incorporated by reference to the Company's 8K filed on October 22, 2009

3.2 Bylaws, as amended Incorporated by reference to the Registration Statement on Form S-1/A filed April 23, 2008

5.1                 Opinion of Legal Counsel

10 Securities Purchase Agreement, dated May 10, 2010 between the Company and Tangiers Investors, LP incorporated by reference to Form 8-K filed on May 14, 2010

10.1 Registration Right Agreement dated November 16, 2009 May 10, 2010 between the Company and Tangiers Investors, LP incorporated by reference to Form 8-K filed on May 14, 2010

23.1                Auditor's Consent

23.2                Consent of Legal Counsel(included in Exhibit 5.1)

Item 17.

(A) The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 (B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                      Genesis Electronics Group, Inc.

                      By: /s/ Edward C. Dillon
                          --------------------
August 24, 2010             Edward C. Dillon
                          Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                          Capacity                  Date

/s/Edward C. Dillon             CEO/Director           August 24, 2010
-----------------------
Edward C. Dillon

/s/Nelson Stark                   CFO/Director         August 24, 2010
-----------------------   Principal Accounting Officer
Nelson Stark

/s/Raymond Purdon                  Director            August 24, 2010
-----------------------
Raymond Purdon

/s/Lee Taylor                      Director            August 24, 2010
Lee Taylor

/s/Howard Neu                      Director            August 24, 2010
-----------------------
Howard Neu